                        AGREEMENT AND PLAN OF MERGER

                                BY AND AMONG

                     CORRECTIONS CORPORATION OF AMERICA

                           CMA ACQUISITION, INC.,

                            CSG ACQUISITION, INC.

                   CORRECTION MANAGEMENT AFFILIATES, INC.

                      CORRECTIONAL SERVICES GROUP, INC.

                  THE SHAREHOLDERS OF CORRECTION MANAGEMENT
                              AFFILIATES, INC.

                                     AND

            THE SHAREHOLDERS OF CORRECTIONAL SERVICES GROUP, INC.

                            DATED AUGUST 18, 1995
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
                                                    TABLE OF CONTENTS


ARTICLE I
MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         1.1.    The Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2.    The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3.    Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4.    Articles of Incorporation and Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.5.    Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.6.    Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.7.    Surrender and Exchange of Stock Certificates and Related Items . . . . . . . . . . . . . . . . . . .   4

ARTICLE II
REPRESENTATIONS AND WARRANTIES BY THE CMA SHAREHOLDERS AS TO CMA  . . . . . . . . . . . . . . . . . . . . . . . . . .   5

         2.1.    Ownership of Shares; Validity and Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.2.    Organization, Good Standing and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.3.    Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.4.    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.5.    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.6.    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.7.    Consents and Approvals of Governmental Authorities . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.8.    Other Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.9.    No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.10.   Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.11.   Title to Properties; Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.12.   Leases and Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.13.   Trademarks, Patents, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.14.   Securities Offerings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.15.   Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.16.   No Undisclosed Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.17.   Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.18.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.19.   Compliance with Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.20.   Absence of Questionable Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.21.   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.22.   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.23.   Employees and Fringe Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.24.   Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.25.   Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.26.   Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17





                                       i
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
         2.27.   Customers and Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.28.   Banking Relationships  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.29.   No Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.30.   Professional Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.31.   Corporate Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.32.   CCA Stock Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.33.   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.34.   Pooling of Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.35.   Related Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.36.   Expenses of CMA Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.37.   Allocation of Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.38.   Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE III
REPRESENTATIONS AND WARRANTIES BY THE CSG SHAREHOLDERS AS TO CSG  . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         3.1.    Ownership of Shares; Validity and Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.2.    Organization, Good Standing and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.3.    Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.4.    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.5.    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.6.    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.7.    Consents and Approvals of Governmental Authorities . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.8.    Other Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.9.    No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.10.   Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.11.   Title to Properties; Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.12.   Leases and Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.13.   Trademarks, Patents, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.14.   Securities Offerings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.15.   Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.16.   No Undisclosed Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.17.   Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.18.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.19.   Compliance with Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.20.   Absence of Questionable Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         3.21.   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.22.   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.23.   Employees and Fringe Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         3.24.   Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.25.   Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3.26.   Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.27.   Banking Relationships  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
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
         3.28.   No Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3.29.   Professional Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.30.   Corporate Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.31.   CCA Stock Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.32.   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.33.   Pooling of Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.34.   Related Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.35.   Expenses of CSG Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.36.   Allocation of Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         3.37.   Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE IV
REPRESENTATIONS AND WARRANTIES BYTHE SHAREHOLDERS AS TO CPI . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         4.1.    Ownership of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.2.    Organization, Good Standing and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.3.    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.4.    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.5.    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         4.6.    Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         4.7.    Title to Properties; Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         4.8.    Leases and Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.9.    Trademarks, Patents, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         4.10.   Securities Offerings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.11.   Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.12.   No Undisclosed Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.13.   Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.14.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.15.   Compliance with Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.16.   Absence of Questionable Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.17.   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.18.   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.19.   Employees and Fringe Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.20.   Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         4.21.   Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         4.22.   Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         4.23.   Customers and Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         4.24.   Banking Relationships  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         4.25.   No Breach  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         4.26.   Professional Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         4.27.   Corporate Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         4.28.   CCA Stock Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         4.29.   Related Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46





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
         4.30.   Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE V
COVENANTS AND AGREEMENTS OF CMA AND THE CMA SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

         5.1.    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         5.2.    Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         5.3.    Transfer of CCA Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         5.4.    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         5.5.    Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         5.6.    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         5.7.    Pooling; Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         5.8.    Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         5.9.    Employee Benefit Reporting and Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE VI
COVENANTS AND AGREEMENTS OF CSG AND THE CSG SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

         6.1.    Further Assurances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.2.    Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.3.    Transfer of CCA Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.4.    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.5.    Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.6.    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.7.    Pooling; Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.8.    Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.9.    Employee Benefit Reporting and Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE VII
COVENANTS AND AGREEMENTS OF CCA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         7.1.    Registration of CCA Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.2.    Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         7.3.    Release of Personal Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE VIII
CONDITIONS TO OBLIGATIONS OF CCA, CMA MERGER SUB
AND CSG MERGER SUB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

         8.1.    Representations and Warranties True; Obligations Performed . . . . . . . . . . . . . . . . . . . . .  51
         8.2.    Opinion of Counsel for CMA and the CMA Shareholders  . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.3.    Opinion of Counsel for CSG and the CSG Shareholders  . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.4.    Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.5.    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

         8.6.    Secretary of State Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.7.    Resolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         8.8.    Pooling of Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         8.9.    Blue Sky . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         8.10.   New York Stock Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         8.11.   Release by Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         8.12.   Release of CMA Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.13.   Compliance Evidence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.14.   Shareholder Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.15.   Noncompetition Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.16.   Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.17.   Consulting Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.18.   Disposition of International Entities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.19.   Disposition of Interest in Staffing Plus, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.20.   Due Diligence Investigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.21.   Operation of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         8.22.   Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE IX
CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

         9.1.    Representations and Warranties, True; Obligations Performed  . . . . . . . . . . . . . . . . . . . .  54
         9.2.    Officer's Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.3.    CCA Stock Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         9.4.    Opinion of Counsel for CCA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE X
INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

         10.1.   Indemnification by the CMA Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.2.   Indemnification by the CSG Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.3.   Indemnification by CCA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.4.   Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.5.   Remedies of CCA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         10.6.   Limitation on Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE XI
SURVIVAL OF REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         11.1.   Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         11.2.   Statements as Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         11.3.   Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

ARTICLE XII
MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

         12.1.   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         12.2.   Assignability; Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         12.3.   Entire Agreement; Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         12.4.   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.5.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.6.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         12.7.   Shareholder Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         12.8.   Shareholder Representatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         12.9.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         12.10.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

                         AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (the "Agreement") is made and entered into as of August 18, 1995, by and among Corrections Corporation of America, a Delaware corporation ("CCA"), CMA Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of CCA ("CMA Merger Sub"), CSG Acquisition, Inc., a Missouri corporation and a wholly-owned subsidiary of CCA ("CSG Merger Sub"), Correction Management Affiliates, Inc., a Delaware corporation ("CMA"), Correctional Services Group, Inc., a Missouri corporation ("CSG"), the undersigned shareholders of CMA (individually a "CMA Shareholder" and collectively the "CMA Shareholders"), and the undersigned shareholders of CSG (individually a "CSG Shareholder" and collectively, the "CSG Shareholders"). (The CMA Shareholders and the CSG Shareholders are sometimes referred to herein collectively as the "Shareholders" and individually as a "Shareholder").

                               R E C I T A L S:

         WHEREAS, CMA and CSG are the record and beneficial owners of all the issued and outstanding capital shares of Corrections Partners, Inc., a Delaware corporation ("CPI");

         WHEREAS, the boards of directors of CCA, CMA and CSG each have determined that a business combination between CCA, CMA and CSG is in the best interest of their respective companies and shareholders and presents an opportunity for their respective companies to enhance the service provided to consumers and achieve long-term strategic and financial benefits, and accordingly have agreed to effect the mergers provided for herein upon the terms and subject to the conditions set forth herein;

         WHEREAS, for federal income tax purposes, it is intended that each of the mergers provided for herein shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes shall be accounted for as a "pooling of interests";

         WHEREAS, CCA, CMA Merger Sub, CSG Merger Sub, CMA, CSG, and the Shareholders desire to make certain representations, warranties and agreements in connection with the mergers.

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                  ARTICLE I

                                   MERGERS

         1.1. The Mergers. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), (i) CMA Merger Sub shall be merged with and into CMA in accordance with this Agreement and the separate corporate existence of CMA Merger

Sub shall thereupon cease (the "CMA Merger"), and (ii) CSG Merger Sub shall be merged with and into CSG in accordance with this Agreement and the separate corporate existence of CSG Merger Sub shall thereupon cease (the "CSG Merger"). The CMA Merger and the CSG Merger are referred to herein collectively as the "Mergers". CMA shall be the surviving corporation in the CMA Merger and shall be a wholly-owned subsidiary of CCA. CSG shall be the surviving corporation in the CSG Merger and shall be a wholly-owned subsidiary of CCA. CMA and CSG as the surviving corporations in the Mergers are sometimes referred to herein collectively as the "Surviving Corporations". The CMA Merger shall have the effects specified in the Delaware General Corporation Law ("DGCL"). The CSG Merger shall have the effects specified in the General Business and Corporation Law of Missouri ("MGCL").

         1.2. The Closing. Subject to the terms and conditions of this Agreement, the simultaneous closing of the Mergers (the "Closing") shall take place at the offices of Stokes & Bartholomew, P.A., 2800 Third National Financial Center, Nashville, Tennessee, at ____ a.m., local time, on August ___, 1995, or at such other time, date or place as the parties may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

         1.3. Effective Time. If all the conditions to the Mergers set forth in Articles VII and VIII shall have been fulfilled or waived in accordance herewith, the parties hereto shall cause (i) a Certificate of Merger relating to the CMA Merger and meeting the requirements of the DGCL to be properly executed and filed with the Delaware Secretary of State in accordance with the DGCL on the Closing Date, and (ii) Articles of Merger relating to the CSG Merger and meeting the requirements of the MGCL to be properly executed and filed with the Missouri Secretary of State in accordance with the MGCL on the Closing Date. The Mergers shall become effective at the time of filing of both the Certificate of Merger and the Articles of Merger or at such later time when the parties hereto shall have agreed upon and designated in such filings as the effective time of the Mergers (the "Effective Time").

         1.4. Articles of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of CMA Merger Sub and the Articles of Incorporation and Bylaws of CSG Merger Sub, in each case as in effect at the Effective Time, shall become the respective Certificate of Incorporation and Bylaws of CMA and Articles of Incorporation and Bylaws of CSG on and after the Effective Time, except that each of the names of CMA and CSG shall remain unchanged.

         1.5. Directors and Officers. The respective directors and officers of CMA Merger Sub and CSG Merger Sub at the Effective Time shall be the respective directors and officers of CMA and CSG and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of CMA or the Articles of Incorporation and Bylaws of CSG, or as otherwise provided by law.

         1.6.    Conversion of Shares.

                 (a) Subject to the provisions of this Section 1.6, the manner of converting and exchanging the shares of CMA, CSG, CMA Merger Sub, and CSG Merger Sub capital stock shall be as follows:

                          (i)     Each share of common stock, no par value per
share, of CMA Merger Sub outstanding immediately prior to the Effective Time, shall, by virtue of the CMA Merger and at the Effective Time, automatically be converted into one share of common stock, no par value per share of CMA ("CMA Common Stock");

                          (ii)    Each share of common stock, par value $1.00
per share, of CSG Merger Sub outstanding immediately prior to the Effective Time, shall, by virtue of the CSG Merger and at the Effective Time, automatically be converted into one share of common stock, par value $1.00 per share of CSG ("CSG Common Stock");

                          (iii)   Each share of CMA Common Stock outstanding
immediately prior to the Effective Time shall, by virtue of the CMA Merger and at the Effective Time, automatically be converted into 400 (the "CMA Exchange Ratio") shares of common stock, $1.00 par value per share, of CCA. The 420,000 shares of CCA Common Stock issued to the CMA Shareholders in the CMA Merger are referred to herein as the "CCA/CMA Shares or the "CMA Merger Consideration"";

                          (iv)    Each share of CSG Common Stock outstanding
immediately prior to the Effective Time shall, by virtue of the CSG Merger and at the Effective Time, automatically be converted into 280 (the "CSG Exchange Ratio") shares of common stock, $1.00 par value per share, of CCA. The 280,000 shares of CCA Common Stock issued to the CSG Shareholders in the CSG Merger are referred to herein as the "CCA/CSG Shares" or the "CSG Merger Consideration". The CCA/CMA Shares and the CCA/CSG Shares are referred to herein collectively as the "CCA Common Stock" or the "Merger Consideration". In no event shall the aggregate number of shares of CCA Common Stock issued in the Mergers exceed seven hundred thousand (700,000) shares;

                          (v)     Holders of (i) certificates which represent
shares of CMA Common Stock outstanding immediately prior to the Effective Time ("Old CMA Certificates") or (ii) certificates which represent shares of CSG Common Stock outstanding immediately prior to the Effective Time ("Old CSG Certificates") shall cease to be, and shall have no rights as, shareholders of either CMA or CSG after the Effective Time; and

                          (vi)    Each share of CMA Common Stock or CSG Common
Stock that is issued but not outstanding at the Effective Time shall be cancelled without consideration therefor.

                 (a) No fractional shares of CCA Common Stock will be issued in the Mergers, and no cash will be paid in lieu of fractional shares.

                 (b) An aggregate of Three Hundred Seventy Eight Thousand (378,000) shares of the CCA Common Stock issued in the CMA Merger shall be available to the CMA Shareholders at the Closing upon receipt of the Old CMA Certificates duly endorsed for transfer. A certificate evidencing the forty-two thousand (42,000) shares of CCA Common Stock (constituting the remaining ten percent (10%)) (the "CMA Escrow Shares") of the CMA Merger Consideration shall be delivered to First Union National Bank, Nashville, Tennessee as escrow agent (the "Escrow Agent") to be held by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement").

                 (c) An aggregate of Two Hundred Fifty Two Thousand (252,000) shares of the CCA Common Stock issued in the CSG Merger shall be available to the CSG Shareholders at the Closing upon receipt of Old CSG Certificates duly endorsed for transfer. A certificate evidencing the twenty-eight thousand (28,000) shares of CCA Common Stock (constituting the remaining ten percent (10%) (the "CSG Escrow Shares") of the CSG Merger Consideration shall be delivered to the Escrow Agent to be held by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement. The CMA Escrow Shares and the CSG Escrow Shares are collectively referred to herein as the "Escrow Shares".

                 (d) At and after the Effective Time, there shall be no transfers on the stock transfer books of CMA or CSG of the shares of CMA Common Stock or CSG Common Stock issued and outstanding immediately prior to the Effective Time. If, after the Closing Date, Old CMA Certificates or Old CSG Certificates are properly presented to CCA in accordance with all of the applicable provisions of Section 1.7 of this Agreement, they shall be cancelled and exchanged for certificates representing the number of whole shares of CCA Common Stock into which the CMA Common Stock or the CSG Common Stock represented thereby was converted in the Mergers (less that number of whole shares representing the holder's pro rata portion of the Escrow Shares).

         1.7. Surrender and Exchange of Stock Certificates and Related Items. At the Closing and after the Effective Time, each holder of Old CMA Certificates or Old CSG Certificates, upon surrender thereto to CCA, shall be entitled to receive in exchange therefor, a certificate representing the number of whole shares of the CCA Common Stock for which such holder's shares of CMA Common Stock or CSG Common Stock were converted in accordance with Section 1.6 hereof (less that number of whole shares representing such holder's pro rata portion of the Escrow Shares). No interest will be paid or accrued on any portion of the Merger Consideration. If the Merger Consideration is to be issued to a person other than a person in whose name the Old CMA Certificate or Old CSG Certificate is registered, it shall be a condition of issuance that the Old CMA Certificate or Old CSG Certificate, as the case may be, shall be promptly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to CCA any required transfer or other taxes or establish to the satisfaction of CCA that such tax has been paid or is not applicable. Old CMA Certificates or Old CSG

Certificates surrendered for exchange by any CMA Shareholder or CSG Shareholder shall not be exchanged for certificates representing whole shares of CCA Common Stock until CCA has received a written agreement from such person in the form attached hereto as Exhibit B providing that such person will not dispose of CCA Common Stock received in the Mergers except in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder and generally accepted accounting principles subject to the rules of the Securities and Exchange Commission relating to pooling of interests accounting treatment.


                                  ARTICLE II

                      REPRESENTATIONS AND WARRANTIES BY
                        THE CMA SHAREHOLDERS AS TO CMA

         The CMA Shareholders, jointly and severally, except as otherwise hereafter expressly limited, hereby represent and warrant to CCA and CMA Merger Sub, which representations and warranties will be true and correct on the date hereof, as follows:

         2.1. Ownership of Shares; Validity and Enforceability. Each CMA Shareholder severally, but not jointly, represents and warrants that (i) such CMA Shareholder is the record and beneficial owner of the number of shares of CMA Common Stock set forth beside his name on Schedule 2.1 attached hereto, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind; and (ii) such CMA Shareholder has the full right, power, authority and capacity to execute, deliver and perform his obligations under this Agreement. To the best knowledge of each CMA Shareholder, each other CMA Shareholder is the record and beneficial owner of the number of shares of CMA Common Stock set forth beside each such other CMA Shareholder's name on Schedule 2.1, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges, or encumbrances of any kind, and each other CMA Shareholder has full right, power, authority, and capacity to sell and transfer the respective shares of CMA Common Stock owned by such CMA Shareholder. This Agreement constitutes a legal, valid and binding agreement of each of the CMA Shareholders, enforceable in accordance with its terms. As of the Closing Date and upon receipt of the CMA Merger Consideration, each CMA Shareholder represents that he or it has no claims of any kind against CMA.

         2.2. Organization, Good Standing and Qualification. CMA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. CMA has full corporate power and authority to carry on its business as now conducted and possesses all governmental and other permits, licenses, and other authorizations to own, lease, or operate its assets and properties as now owned, leased, and operated and to carry on its business as presently conducted. CMA is duly licensed or qualified to do business as a foreign corporation and is in good standing in each state wherein the properties owned or leased or the business transacted by CMA makes such licensing or qualification to do business as a foreign corporation necessary, and no other jurisdiction has demanded, requested, or otherwise indicated that (or inquired whether) CMA is required so to qualify. Schedule 2.2 hereto sets forth a complete list of the states in which CMA or any CMA Subsidiary (as defined herein) is qualified to do business.

         2.3. Authority. CMA has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement has been duly and validly authorized by CMA's Board of Directors and shareholders and no other corporate proceedings on the part of CMA are necessary to authorize the execution and delivery of this Agreement. This Agreement has been duly and validly executed and delivered by CMA and constitutes the legal, valid and binding agreement of CMA enforceable against CMA in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

         2.4. Subsidiaries. Schedule 2.4 hereto is a complete list of each corporation, partnership, joint venture, or other business organization (a "CMA Subsidiary" or, with respect to all such organizations, the "CMA Subsidiaries") in which CMA or any CMA Subsidiary owns, directly or indirectly, any capital stock or other equity interest, or with respect to which CMA or any CMA Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each CMA Subsidiary owned by CMA. Each CMA Subsidiary which is a corporation is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 2.4, which are the only jurisdictions where the properties owned or leased or the business transacted by it makes such licensing or qualification to do business as a foreign corporation necessary, and no other jurisdiction has demanded, requested, or otherwise indicated that (or inquired whether) it is required so to qualify. Each CMA Subsidiary which is not a corporation is duly organized and validly existing under the laws of the jurisdiction of its organization. Each CMA Subsidiary has the power and authority and possesses all governmental and other permits, licenses, and other authorizations to own or lease its properties and carry on its business as now conducted. The outstanding capital stock of each CMA Subsidiary which is a corporation is validly issued, fully paid, and nonassessable. CMA and the CMA Subsidiaries have good and valid title to the equity interests in the CMA Subsidiaries shown as owned by each of them on Schedule 2.4, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges, or encumbrances of any kind. Except where otherwise indicated herein or unless the context otherwise requires, any reference to CMA herein shall include CMA and all of its wholly-owned CMA Subsidiaries.

         2.5. Capitalization. The authorized capital stock of CMA consists solely of 10,000 shares of common stock, no par value per share, of which 1,050 shares (collectively the "CMA Shares") are issued and outstanding, all of which are owned by the CMA Shareholders. All of the CMA Shares are duly authorized, validly issued and outstanding and fully paid and nonassessable and free of preemptive rights. Except for the CMA Shares, there are no shares of capital stock or other securities of CMA issued or outstanding. The issuance and sale of all of the CMA Shares have been in full compliance with all applicable federal and state laws. There are no outstanding options, warrants or rights to purchase or acquire from CMA or any of the CMA Shareholders any securities of CMA and there are no contracts, commitments, agreements, understandings, arrangements, or restrictions as to which CMA or any CMA Shareholder is a party or by which any of them is bound relating to any shares of capital stock or other securities of CMA (including the CMA Shares), whether or not outstanding.

         2.6.    Financial Statements.  The CMA Shareholders have delivered to
CCA: (i) the consolidated balance sheets of CMA as at December 31, 1992 and as at June 30 in each of the years 1993 and 1994, and the related consolidated statements of income, changes in shareholders' equity, and changes in financial position for each of the fiscal years then ended, including the notes thereto, together with the report thereon of Arthur Andersen LLP, independent certified public accountants, (the "CMA Audited Financial Statements"), and (ii) an unaudited consolidated balance sheet of CMA as at June 30, 1995 (the "CMA Unaudited Balance Sheet") and the related unaudited consolidated statements of income, and changes in shareholders' equity, (the "CMA Unaudited Financial Statements") (the CMA Audited Financial Statements and the CMA Unaudited Financial Statements are collectively referred to herein as the "CMA Financial Statements"). The CMA Financial Statements fairly present the consolidated assets, liabilities, financial condition, and results of operations of CMA as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles, subject, in the case of the CMA Unaudited Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which, if presented, would not differ materially from those included in the CMA Audited Financial Statements); the CMA Financial Statements reflect the consistent application of such accounting principles throughout the periods involved.

         2.7. Consents and Approvals of Governmental Authorities. Other than those listed on Schedule 2.7, no consent, approval, waiver or authorization of, notice to or declaration or filing with any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any Federal, State or local governmental or regulatory authority, agency, department, board, commission or instrumentality, and court, tribunal or arbitrator and any self-regulatory organization ("Governmental Authority"), including filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder, on the part of CMA is required in connection with the execution or delivery of this Agreement or the consummation of the CMA Merger, other than those consents that, if they were not obtained or made, do not or would not materially and adversely affect the ability of CMA to perform its obligations as set forth herein or to consummate the transactions contemplated hereby.

         2.8. Other Consents. Except as set forth on Schedule 2.8, no consent of, or notice to, any person is necessary in connection with the execution, delivery and performance of this Agreement by CMA or the CMA Shareholders or the consummation of the CMA Merger by the CMA Shareholders, including, but not limited to, consents from lenders or parties to leases or other agreements or commitments other than those consents that, if they were not obtained or made do not or would not materially and adversely affect the ability of CMA to perform its obligations as set forth herein or to consummate the transactions contemplated hereby.

         2.9. No Violation. The execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and compliance by CMA or the CMA Shareholders with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of CMA, (ii) except as set forth on Schedule 2.9 attached hereto, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration thereof under any of the terms, conditions or provisions of any contract or other obligation to which CMA or a CMA Shareholder is a party or by which CMA's or any CMA Shareholder's properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of CMA, or (iv) subject to obtaining the consents from Governmental Authorities referred to in
Section 2.7 above, contravene any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or, any orders, decisions, injunctions, judgments, awards and decrees of or agreements with any court or other Governmental Authority ("Law") currently in effect to which CMA or its assets or properties are subject and which would materially and adversely affect the ability of CMA to perform its obligations as set forth herein or to consummate the transactions contemplated hereby.

         2.10. Assets. Schedule 2.10 hereto contains an accurate and complete description of all material fixed and other tangible assets owned or leased by CMA, including, without limitation, improvements to leased property and real property (including the approximate acreage of each parcel of such property, the location thereof, the nature of any improvements thereon, the identity of the record owner and lessee, if any, and a summary of encumbrances thereon), plants and structures located thereon, equipment located therein, vehicles and all personal property relating to CMA and its business and properties. All such plants, structures, machinery and equipment are in good working condition and repair, normal wear and tear excepted, and are adequate for the uses for which they are intended. All such plants, structures, machinery and equipment conform in all material respects to applicable health, sanitation, fire, environmental (including air and water pollution laws and regulations), safety, labor, zoning and building laws and ordinances; and neither CMA nor the CMA Shareholders have received any notification within the last three years of any violation of any applicable ordinance or regulation of building, zoning or other law, in respect of its plants, structures, properties or operations. None of such real property is currently the subject of any eminent domain, condemnation, or similar proceeding and to the best of CMA's knowledge, no such proceeding is threatened. CMA is now in possession of each parcel of such real property, there is no adverse claim against such real property and there are no pending or, to the CMA Shareholder's knowledge, threatened proceedings which might interfere with CCA's quiet enjoyment of such real property.

         2.11. Title to Properties; Encumbrances. CMA has good and valid title to all properties and assets it purports to own, real, personal and mixed, tangible and intangible, including, without limitation, the properties and assets reflected in the CMA Financial Statements (except for reductions in such property and assets since the date thereof in the ordinary course of business and consistent with past practice). All such properties and assets reflected in the CMA Financial Statements (whether reflected individually or in the aggregate) have a fair market or net realizable value on a going concern basis at least equal to the book value thereof as reflected therein, and except as set forth on Schedule 2.11 hereto, none of such properties or assets (or any other properties or assets used in the business of CMA) are subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance, or charge of any kind, except (a) liens shown on the CMA Financial Statements as securing specified liabilities (with respect to which no default exists), (b) liens for current taxes not yet due, and (c) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not detract from the value of the property subject thereto, and do not impair the use of the property subject thereto or impair the operations of CMA.

         2.12. Leases and Contracts. (a) Schedule 2.12 hereto sets forth a complete and accurate list of all contracts, agreements, consulting arrangements, purchase orders, leases, subleases, options and commitments, oral or written, and all assignments, amendments, schedules, exhibits and appendices thereof, affecting or relating to CMA's business or assets, the CMA Common Stock or any interest therein, to which CMA is a party or by which CMA or its business or assets or CMA Common Stock is bound or affected, including, without limitation, service contracts, equipment leases, and leases of space and ground leases pertaining to any part of the real property, as described in Section
2.10 (collectively, the "CMA Contracts"); provided there shall be no breach of this Section 2.12 if Immaterial Contracts, as defined below, are omitted. "Immaterial Contracts" shall mean contracts having a remaining term of less than one (1) year and involving an expenditure of less than $25,000 in the aggregate for all obligations under any one contract. Attached to Schedule
2.12 are accurate and complete copies of all written CMA Contracts and written descriptions of all oral CMA Contracts.

         (b) None of the CMA Contracts has been modified or amended in any material respect, or assigned or transferred other than in the ordinary course of business except as specified in Schedule 2.12; and each is, and will be subsequent to the Effective Time, in full force and effect; and each is valid, binding and enforceable in accordance with its respective terms, except as limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

         (c) No event or condition has happened or presently exists which constitutes a default or breach, or, after notice or lapse of time or both, would constitute a default or breach by CMA under any of the CMA Contracts, and neither CMA nor any CMA Shareholder will do or permit any act or omit to do or allow the omission of any act which would cause such a default or breach. No counterclaims or offsets have been asserted under any of the CMA Contracts.

         (d) Except as described in Schedule 2.12, there does not exist any security interest, lien, encumbrance or claim of others created or suffered to exist on any interest created under any of the CMA Contracts.

         (e) No purchase commitment by CMA is in excess of CMA's ordinary business requirements.

         (f) Except as identified on Schedule 2.12 or as reflected in the CMA Financial Statements, none of the CMA Contracts is a capitalized lease within the meaning of generally accepted accounting principles.

         (g) The CMA Merger will not result in a breach of or default under any CMA Contract nor give rights to any third party to terminate or modify any CMA Contract.

         (h) All oral CMA Contracts can be terminated by CMA at any time before or after the Effective Time, without penalty, upon no more than thirty
(30) days written notice.

         2.13. Trademarks, Patents, Etc. Schedule 2.13 is an accurate and complete list of all patents, trademarks, tradenames, trademark registrations, service names, service marks, copyrights, formulas and applications therefor owned by CMA or used or required by CMA in the operation of CMA's business, title to each of which is, except as set forth in Schedule 2.13 hereto, held by CMA free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. There is no infringement action, lawsuit or to the knowledge of the CMA Shareholders, claim or complaint which asserts that CMA's operations violate or infringe the rights or the trade names, trademarks, trademark registration, service name, service mark, or copyright of others with respect to any apparatus or method of CMA or any adversely held trademark, trade name, trademark registration, service name, service mark or copyright, and CMA is not in any way making use of any confidential information or trade secrets of any person except with the consent of such person.

         2.14. Securities Offerings. Schedule 2.14 lists each securities offering completed by CMA since inception (collectively, the "CMA Offerings"), and, other than as described in Schedule 2.14, none of the terms of which have been defaulted or breached or, after notice or lapse of time or both, will be defaulted or breached by CMA under any of the agreements executed in connection with the CMA Offerings. CMA has received no notices threatening such a breach or default.

         2.15. Licenses and Permits. CMA has all local, state and federal licenses, permits, registrations, certificates, consents, accreditations and approvals (collectively, the "CMA Licenses and Permits") necessary to conduct its business in the manner currently conducted except for those CMA Licenses or Permits that, if they were not obtained, do not or would not materially and adversely affect the business of CMA. Except as set forth on Schedule 2.15 hereto, there is no default under any of CMA's Licenses and Permits, no notices have been received by CMA or its employees, agents or representatives with respect to threatened, pending, or possible revocation, termination, suspension or limitation of any such CMA License or Permit, and, to CMA's knowledge, there exists no grounds for revocation, suspension or limitation of any such CMA License or Permit.

         2.16. No Undisclosed Liability. Except as disclosed on the schedules hereto and to the extent of the amounts specifically reflected or reserved against in the CMA Financial Statements or disclosed in the notes thereto, CMA does not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due (including, without limitation, liabilities for taxes and interest, penalties and other charges payable with respect thereto). The reserves reflected in the CMA Financial Statements are adequate, appropriate and reasonable in accordance with generally accepted accounting principles applied on a consistent basis. Furthermore and except as disclosed on the schedules hereto, the CMA Shareholders do not know or have reason to know of any basis for the assertion against CMA of any such liability or obligation of any nature not fully reflected or reserved against in the CMA Financial Statements except for liabilities incurred in the ordinary course of business after June 30, 1995.

         2.17. Absence of Certain Changes. Except as and to the extent set forth on Schedule 2.17 hereto, since January 1, 1995, CMA has not:

                 (a) amended its Certificate of Incorporation or Bylaws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any of its capital shares or changed or agreed to change in any manner the rights of any shares of its capital stock or the character of its business;

                 (b) suffered any adverse change in its working capital, financial condition, assets, liabilities, business or prospects, experienced any labor difficulty, or suffered any material casualty loss (whether or not insured);

                 (c) made any material change in its business or operations or in the manner of conducting its business other than changes in the ordinary course of business;

                 (d) incurred any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice, or experienced any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

                 (e) paid, discharged or satisfied any material claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than claims, encumbrances or liabilities (i) which are reflected or reserved against in the CMA Financial Statements and which were paid, discharged or satisfied since the date thereof in the ordinary course of business and consistent with past practice, or (ii) which were incurred and paid, discharged or satisfied since December 31, 1994 in the ordinary course of business and consistent with past practice;

                 (f) written down the value of any inventory, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for immaterial write-downs and write-offs made in the ordinary course of business, consistent with past practice and at a rate no greater than during the twelve (12) months ended December 31, 1994;

                 (g) cancelled any other debts or claims, or waived any rights, of substantial value;

                 (h) sold, transferred or conveyed any of its properties or assets (whether real, personal or mixed, tangible or intangible), except those immaterial to CMA or except in the ordinary course of business and consistent with past practice;

                 (i) disposed of or permitted to lapse, or otherwise failed to preserve the exclusive rights of CMA to use any patent, trademark, trade name, logo or copyright or any such application, or disposed of or permitted to lapse any license, permit or other form of authorization, or disposed of or disclosed to any person any trade secret, formula, process or know-how;

                 (j) granted any material increase in the compensation of any officer, director, employee or agent (including, without limitation, any increase pursuant to any bonus, pension, profit sharing or other plan or commitment), or adopted any such plan or other arrangements; and no such increase, or the adoption of any such plan or arrangement, is planned or required;

                 (k) made any capital expenditures or commitments in excess of $25,000 in the aggregate for replacements or additions to property, plant, equipment or intangible capital assets;

                 (l) declared, paid or made or set aside for payment or making, any dividend or other distribution in respect of its capital stock or other securities, or directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock or other securities;

                 (m) made any change in any method of accounting or accounting practice;

                 (n) paid, loaned or advanced any amount to or in respect of, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction with, any of the CMA Shareholders or the officers or directors of CMA, any affiliates or associates of any CMA Shareholder or CMA or any of their respective officers or directors, or any business or entity in which any of such persons has any direct or material indirect interest, except for compensation to the officers and employees of CMA at rates not exceeding the rates of compensation in effect at January 1, 1995 and advances to employees in the ordinary course of business for travel and expense disbursements in accordance with past practice;

                 (o) agreed, whether in writing or otherwise, to take any action described in this Section 2.17.

         2.18. Taxes. Except as set forth on Schedule 2.18, all federal, state and other tax returns of CMA required by law to be filed have been timely filed, and CMA has paid for all taxes (including taxes on properties, income, franchises, licenses, sales and payrolls) which have become due pursuant to such returns or pursuant to any assessment. All such tax returns have been prepared in compliance with all applicable laws and regulations and are true and accurate in all respects. The reserves (including provision for deferred income taxes) on the CMA Financial Statements are sufficient for the payment of all unpaid federal, state, county and local taxes accrued for or applicable to all periods (or portions thereof) ending on or before the Closing Date. There are no tax liens on the property of CMA.

         CMA has no pending tax examinations nor has CMA received a revenue agent's report asserting a tax deficiency. Neither the CMA Shareholders nor CMA expects any taxing authority to claim or assess any amount of additional taxes against it. No claim has ever been received by CMA by a taxing authority in a jurisdiction where CMA does not file tax returns that CMA is or may be subject to taxes assessed by such jurisdiction. None of the federal income tax returns of CMA has ever been audited by the Internal Revenue Service. CMA has never filed a consent under Section 341(f) of the Code, relating to collapsible corporations.

         CMA has not given nor has it been requested to give waivers of any statute of limitations relating to the payment of taxes. Except as disclosed on Schedule 2.18, no extensions have been obtained to file any tax return which has not heretofore been filed. CMA has withheld from each payment made to employees of CMA the amount of all taxes (including, but not limited to, federal, state and local income taxes and Federal Insurance Contribution Act taxes) required to be withheld therefrom and all amounts customarily withheld therefrom, and has set aside all other employee contributions or payments customarily set aside with respect to such wages and has paid or will pay the same to, or have deposited or will deposit such payment with, the proper tax receiving officers or other appropriate authorities. CMA will not be required as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date to include any adjustment in taxable income for any taxable period (or portion thereof) beginning after the Closing Date. CMA has not been a member of an affiliated group (as defined in Section 1504(a) of the Code). CMA is not or will not become obligated (under any contract entered into on or before the Closing Date) to make any payments that will be non-deductible under Section 280G of the Code.

         2.19.   Compliance with Applicable Laws.  Except as disclosed in
Schedule 2.19 hereto, the business of CMA is and has been operated in compliance with all applicable Laws and other requirements of Governmental Authorities and any and all contracts between CMA and any Governmental Authorities (collectively, "CMA Governmental Contracts"), all to the extent necessary to avoid any material adverse effect on the business, properties or conditions (financial or otherwise) of CMA. As of the date of this Agreement, to the knowledge of CMA, no investigations or review by any Governmental Authorities with respect to CMA is pending or threatened, nor has any Governmental Authority indicated an intention to conduct the same other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on CMA.

         2.20. Absence of Questionable Payments. Neither CMA nor any affiliate of CMA nor any other person acting on its behalf has directly or indirectly (i) used any corporate funds for any unlawful payment to any foreign or domestic governmental or judicial officials or employees, (ii) made any unlawful payment (including any bribe, rebate, payoff, kickback or influence payment) to any person or entity, private or public, whether in the form of cash, property, services or otherwise, (iii) violated or is in violation of any provision of any Laws relating to corruption of governmental officials or representatives, including the Foreign Prohibited Trade Practices Act and similar Laws, (iv) established or maintained any funds of monies or other assets for the purposes specified in clauses (i) or (ii) above, or (iv) made any false or fictitious entry on the books or records of CMA relating to any payment referred to in clauses (i) or (ii) above.

         2.21. Litigation. Except as set forth in Schedule 2.21, there are no claims, actions, suits, proceedings or investigations pending or to the knowledge of the CMA Shareholders, threatened by or against, or otherwise affecting CMA at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority. The CMA Shareholders do not know or have any reason to know of any basis for any such claim, action, suit, proceeding or investigation. No claim, action, suit, proceeding or investigation set forth in Schedule 2.21, could, if adversely decided, have a material adverse effect on the condition (financial or otherwise), assets, liabilities, earnings, prospects or business of CMA.

         2.22. Insurance. Schedule 2.22 hereto sets forth a complete and accurate list and brief description (including policy numbers, deductibles, carriers and effective and termination dates) of all policies of fire, liability, worker's compensation, health, title and other forms of insurance presently in effect with respect to CMA. All such policies are valid, outstanding and enforceable policies; and will remain in full force and effect at least through the respective dates set forth in Schedule 2.22 without the payment of additional premiums (except with respect to premiums payable on a monthly basis); and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. CMA has not been refused any insurance, nor has its coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last five years. Schedule 2.22 contains an accurate and complete description of any provision contained in the policies identified on
Schedule 2.22 which provides for retrospective premium adjustment.  Schedule
2.22 identifies all risks which CMA has designated as being self-insured and the amount of reserve set aside by CMA to cover such risk.

         2.23.   Employees and Fringe Benefit Plans.

                 (a) Schedule 2.23 sets forth the names, ages and titles of all members of the Board of Directors and officers of CMA and all employees of CMA earning in excess of $40,000 per annum, and the annual rate of compensation (including bonuses) being paid to each such member of the Board of Directors, officer and employee of CMA as of the most recent practicable date.

                 (b) Schedule 2.23 hereto contains a summary of the terms of each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan, arrangement or practice, and each other agreement or fringe benefit plan, arrangement or practice, of CMA, whether formal or informal, whether legally binding or not, and whether affecting one or more of its employees. Copies of each such agreement or plan have heretofore been delivered to CCA. CMA does not have any commitment, whether formal or informal and whether legally binding or not, (i) to create any additional such agreement, plan, arrangement or practice; (ii) to modify or change any such agreement, plan, arrangement or practice; or (iii) to maintain for any period of time any such agreement, plan, arrangement or practice, except as accurately and completely described in Schedule 2.23. Schedule 2.23 contains an accurate and complete description of the funding policies (and commitments, if any) of CMA with respect to each such existing plan, arrangement or practice.

                 (c) Except as disclosed in Schedule 2.23, (i) each employer who is participating (or has participated) in each plan (the "Sponsors") are in compliance with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect, including without limitation the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code; (ii) each plan and its related trust, if any, are qualified under Code Section 401(a) and Code Section 501(a) and has been determined by the IRS to qualify, and nothing has since occurred to cause the loss of the plan's qualification; (iii) all contributions for all periods ending prior to Closing (including periods from the first day of the current plan year to Closing) will be made prior to the Closing by CMA in accordance with past practice and the recommended contribution in the applicable actuarial report; (iv) all insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to each plan for policy years or other applicable policy periods ending on or before Closing; (v) that no accumulated funding deficiency within the meaning of ERISA
Section 302 or Code Section 412 has been incurred with respect to any plan, whether or not waived; (vi) neither the Sponsors nor any of their directors, officers, employees or any other fiduciary has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of the plan; (vii) no plan subject to Title IV of ERISA has been completely or partially terminated; (viii) the PBGC has not instituted or threatened a proceeding to terminate any plan pursuant to Subtitle 1 of Title IV of ERISA; (ix) there is no pending or threatened legal action, proceeding or investigation against or involving any plan and there is no basis for any legal action, proceeding or investigation; (x) CMA does not have any liability for the termination of any single employer plan under ERISA
Section 4062 or any multiple employer plan under ERISA Section 4063; (xi) CMA has not incurred, nor expects to incur any withdrawal liability (either as a contributing employer or as part of a controlled group which includes a contributing employer), which has not been satisfied, to any multiemployer plan (as defined in ERISA Section 3(37) of ERISA 4001(a)(3)) in connection with any complete or partial withdrawal from such plan occurring on or before the Closing; (xii) CMA has no unfunded past service liability in respect of any of its employee benefit plans; (xiii) the actuarial value of vested benefits under any employee benefit plan of CMA, computed on a terminated basis, does not exceed the fair market value of the fund assets relating to such plan; (xiv) neither CMA nor any plan nor any trustee, administrator, fiduciary or sponsor of any plan has engaged in any prohibited transactions as defined in the ERISA, or the Code; (xv) all filings and reports as to such plans required to have been made on or prior to the Closing Date to the Internal Revenue Service, the United States Department of Labor or other governmental agencies have been or will be made on or prior to the Closing Date; (xvi) there is no material litigation, disputed claim, governmental proceeding or investigation pending or threatened with respect to any of such plans, the related trusts, or any fiduciary, trustee, administrator or sponsor of such plans; (xvii) such plans have been established, maintained and administered in all material respects in accordance with their governing documents and applicable provisions of ERISA and the Code and Treasury Regulations promulgated thereunder; and (xviii) there has been no "Reportable Event" as defined in Section 4043 of ERISA with respect to any Employee Benefit Plan subject to Subtitle B of Title IV of ERISA that has not been waived by the Pension Benefit Guaranty Corporation.

                 (d) CMA has complied in all material respects with all applicable federal, state and local laws, rules and regulations relating to employees' employment and/or employment relationships, including, without limitation, wage related laws, anti-discrimination laws and employee safety laws.

                 (e) Except as disclosed on Schedule 2.23, CMA is not a party to any contract or agreement or requirement of law which would require CCA to hire, or subject CCA to liability if it terminated or did not hire, any employee of CMA or which would require CCA to pay or provide, or subject CCA or CMA to liability if either of them did not pay or provide, any employee benefits to any employee of CMA for periods prior to or after the Closing Date (including any and all employee benefits and any compensatory, over-time, vacation, sick or holiday pay).

         2.24. Labor Matters. There are no collective bargaining agreements in effect between CMA and labor unions or organizations representing any of CMA's employees. During the past five years, there has been no request for collective bargaining or for an employee election from any employee, union or the National Labor Relations Board. Except as and to the extent set forth in
Schedule 2.24, (i) CMA is in material compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against CMA pending or threatened before the National Labor Relations Board or the United States Department of Labor; (iii) there is no labor strike, dispute, slowdown or stoppage in progress or threatened against or involving CMA; (iv) no question concerning organized labor representation has been raised or is threatened respecting the employees of CMA; (v) no grievance or arbitration proceeding is pending and no claim therefor exists; (vi) no private agreement restricts CMA from relocating, closing or terminating any of its operations or facilities; and (vii) CMA has not in the past five years experienced any labor strike, dispute, slowdown, stoppage or other labor difficulty.

         2.25.   Environmental Matters.  Except as set forth on Schedule 2.25:

                 (a) All federal, state and local permits, licenses and authorizations required for the use and operation of the real property owned, leased or used by CMA have been obtained and are presently in effect.

                 (b) None of such real property has been used by CMA or by any other person at any time to handle, treat, store or dispose of any hazardous or toxic waste or substance, nor is any of the real property, including all soils, ground waters and service waters located on, in or under such real property, contaminated with pollutants or other substances, which contamination may give rise to a clean-up obligation under any federal, state or local law, rule, regulation or ordinance.

                 (c) There are no outstanding violations or any consent decrees entered against CMA regarding environmental and land use matters, including, but not limited to, matters affecting the emission of air pollutants, the discharge of water pollutants, the management of hazardous or toxic substances or wastes or noise.

                 (d) To the knowledge of the CMA Shareholders, there are no claimed, threatened or alleged violations with respect to any federal, state or local environmental law, rule, regulation, ordinance, permit, license, or authorization and there are no present discussions with any federal, state or local governmental agency concerning any alleged violation of environmental laws, rules, regulations, ordinances, permits, licenses or authorizations.

                 (e) All operations conducted by CMA on such real property have been and are, in all material respects, in compliance with all federal, state and local statutes, rules, regulations, ordinances, permits, licenses and authorizations relating to environmental compliance and control.

                 (f) There are no threatened or pending lawsuits or administrative proceedings against CMA that may affect CMA regarding environmental compliance, control or liability.

         2.26. Accounts Receivable. Except as disclosed on Schedule 2.26, all accounts and notes receivable of CMA, whether reflected in the CMA Financial Statements or otherwise, represent services actually rendered in the ordinary course of business; none of such receivables is subject to any counterclaim or set-off other than normal sales adjustments or allowances consistent with past practice; and all such receivables are current and collectible in accordance with their respective terms, net of any reserve reflected in the CMA Financial Statements.

         2.27. Customers and Suppliers. Schedule 2.27 hereto contains an accurate and complete list of the names and addresses of the three largest customers to whom CMA has sold services during the past two fiscal years and the five largest suppliers from whom CMA has purchased supplies during the past two fiscal years. Neither the CMA Shareholders nor CMA has received any indication from any customer or supplier whose name appears on such list (or otherwise has any reason to believe) that such customer or supplier will not continue as a customer or supplier of CCA after the Closing.


         2.28. Banking Relationships. Schedule 2.28 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which CMA maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom. At the Closing, CMA will deliver to CCA copies of all records, including all signatures or authorization cards, pertaining to such safe deposit boxes and bank accounts.

         2.29. No Breach. Each arrangement (whether evidenced by a written document or otherwise and of whatever type) referred to in this Agreement or in any Schedule hereto under which CMA has any right, interest or obligation is in full force and effect, except those the lack of enforceability of which would have no material adverse effect on CMA; there have been no threatened cancellations thereof nor outstanding disputes thereunder, and CMA has not breached any provision of, nor does there exist any default in any material respect under, or event (including the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby) which is, or with the giving of notice or the passage of time or both would become, a breach or default in any material respect under the terms of any such arrangement.

         2.30. Professional Fees. Except as set forth in Schedule 2.30, neither CMA nor any of the CMA Shareholders has done anything to cause or incur any liability or obligation for investment banking, brokerage, finders, agents or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and the CMA Shareholders do not know of any claim by anyone for such a fee, commission, expense or charge.

         2.31. Corporate Records. CMA has delivered or provided to CCA for its review true, complete and correct copies of the following items, as amended and presently in effect, for CMA and each CMA Subsidiary: (a) Certificate of Incorporation, (b) Bylaws, (c) minute books, and (d) stock registration books (all hereinafter referred to as the "Corporate Records"). The minute books contain a record of all shareholder, director and executive committee meetings and actions taken without a meeting from the date of CMA's incorporation to the date hereof. The stock registration books are complete and accurate and contain a complete record of all transactions in CMA's capital stock from the date of its incorporation to the date hereof.

         2.32. CCA Stock Ownership. Except as set forth in Schedule 2.32, neither CMA nor the CMA Shareholders own any shares of CCA Common Stock or other securities convertible into CCA Common Stock.

         2.33. Disclosure. Each CMA Shareholder severally, but not jointly, represents and warrants that (i) such CMA Shareholder has not, directly or indirectly, disclosed to any person (other than the key officers of CCA, CMA, CPI or CSG, and their respective investment bankers, bankers, accountants and attorneys) any information concerning the Mergers, (ii) since June 1, 1995, such CMA Shareholder has not, directly or indirectly, sold or attempted in any manner to sell any shares of CCA Common Stock, and (iii) since June 1, 1995, such CMA Shareholder has not, directly or indirectly, participated in any discussions with any persons (other than the key officers of CCA, CMA, CPI or CSG, and their respective investment bankers, bankers, accountants and attorneys) with respect to a sale of the CCA Common Stock held by such CMA Shareholder.

         2.34. Pooling of Interests. Neither CMA nor the CMA Shareholders have taken or failed to take any actions which would prevent the accounting for the Mergers as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretive releases issued pursuant thereto, and the pronouncements of the Securities and Exchange Commission.

         2.35. Related Party Transactions. All transactions between CMA and any CMA Shareholder prior to the Effective Time were conducted at arm's length, at fair value and were not consummated in contemplation of the Mergers.

         2.36. Expenses of CMA Shareholders. Set forth in Schedule 2.35 hereto is a list of any and all expenses incurred by the CMA Shareholders in connection with the transactions contemplated hereby (excluding the legal fees to be paid by CCA and referred to in Section 12.1 hereof), including a description of the expense, the amount of the expense and the party to whom the expense will be paid.

         2.37. Allocation of Merger Consideration. The allocation of the CCA/CMA Shares to the CMA Shareholders and the CCA/CSG Shares to the CSG Shareholders is based on the fair value of each company. No portion of the CMA Merger Consideration shall be attributed to the value of CSG.

         2.38. Full Disclosure. Neither this Agreement, nor any Schedule, exhibit, list, certificate or other instrument and document furnished or to be furnished by either CMA or the CMA Shareholders to CCA or CMA Merger Sub pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading. No CMA Shareholder has withheld from CCA or CMA Merger Sub disclosure of any event, condition or fact which such CMA Shareholder knows, or has reasonable grounds to know, may materially adversely affect CMA's assets, prospects or condition (financial or otherwise).

                                 ARTICLE III

                      REPRESENTATIONS AND WARRANTIES BY
                        THE CSG SHAREHOLDERS AS TO CSG

         The CSG Shareholders, jointly and severally, except as otherwise hereafter expressly limited, hereby represent and warrant to CCA and CSG Merger Sub which representations and warranties will be true and correct on the date hereof, as follows:

         3.1. Ownership of Shares; Validity and Enforceability. Each CSG Shareholder severally, but not jointly, represents and warrants that (i) such CSG Shareholder is the record and beneficial owner of the number of shares of CSG Common Stock set forth beside his or her name on Schedule 3.1 attached hereto, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind; and (ii) such CSG Shareholder has the full right, power, authority and capacity to execute, deliver and perform his obligations under this Agreement. To the best knowledge of each CSG Shareholder, each other CSG Shareholder is the record and beneficial owner of the number of shares of CSG Common Stock set forth beside each such other CSG Shareholder's name on Schedule 3.1, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges, or encumbrances of any kind, and each other CSG Shareholder has full right, power, authority, and capacity to sell and transfer the respective shares of CSG Common Stock owned by such CSG Shareholder. This Agreement constitutes a legal, valid and binding agreement of each of the CSG Shareholders, enforceable in accordance with its terms. Except as set forth in
Schedule 3.1, as of the Closing Date and upon receipt of the CSG Merger Consideration, each CSG Shareholder represents that he or she has no claims of any kind against CSG.

         3.2. Organization, Good Standing and Qualification. CSG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Missouri. Except as set forth in Schedule 3.2, CSG has full corporate power and authority to carry on its business as now conducted and possesses all governmental and other permits, licenses, and other authorizations to own, lease, or operate its assets and properties as now owned, leased, and operated and to carry on its business as presently conducted. Except as disclosed on Schedule 3.2, CSG is duly licensed or qualified to do business as a foreign corporation and is in good standing in each state wherein the properties owned or leased or the business transacted by CSG makes such licensing or qualification to do business as a foreign corporation necessary, and no other jurisdiction has demanded, requested, or otherwise indicated that (or inquired whether) CSG is required so to qualify.
Schedule 3.2 hereto sets forth a complete list of the states in which CSG or any CSG Subsidiary (as defined herein) is qualified to do business.

         3.3. Authority. CSG has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement has been duly and validly authorized by CSG's Board of Directors and shareholders and no other corporate proceedings on the part of CSG are necessary to authorize the execution and delivery of this Agreement. This Agreement has been duly and validly executed and delivered by CSG and constitutes the legal, valid and binding agreement of CSG enforceable against CSG in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

         3.4. Subsidiaries. Schedule 3.4 hereto is a complete list of each corporation, partnership, joint venture, or other business organization (a "CSG Subsidiary" or, with respect to all such organizations, the "CSG Subsidiaries") in which CSG or any CSG Subsidiary owns, directly or indirectly, any capital stock or other equity interest, or with respect to which CSG or any CSG Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each CSG Subsidiary owned by CSG. Except as set forth in Schedule 3.4, each CSG Subsidiary which is a corporation is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions listed in Schedule 3.4, which are the only jurisdictions where the properties owned or leased or the business transacted by it makes such licensing or qualification to do business as a foreign corporation necessary, and no other jurisdiction has demanded, requested, or otherwise indicated that (or inquired whether) it is required so to qualify. Each CSG Subsidiary which is not a corporation is duly organized and validly existing under the laws of the jurisdiction of its organization. Except as disclosed on Schedule 3.4, each CSG Subsidiary has the power and authority and possesses all governmental and other permits, licenses, and other authorizations to own or lease its properties and carry on its business as now conducted. The outstanding capital stock of each CSG Subsidiary which is a corporation is validly issued, fully paid, and nonassessable. CSG and the CSG Subsidiaries have good and valid title to the equity interests in the CSG Subsidiaries shown as owned by each of them on Schedule 3.4, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges, or encumbrances of any kind. Except where otherwise indicated herein or unless the context otherwise requires, any reference to CSG herein shall include CSG and all of its wholly-owned CSG Subsidiaries.

         3.5. Capitalization. The authorized capital stock of CSG consists solely of 30,000 shares of common stock, $1.00 par value per share, of which 1,000 shares (collectively the "CSG Shares") are issued and outstanding, all of which are owned by the CSG Shareholders. All of the CSG Shares are duly authorized, validly issued and outstanding and fully paid and nonassessable and free of preemptive rights. Except for the CSG Shares, there are no shares of capital stock or other securities of CSG issued or outstanding. The issuance and sale of all of the CSG Shares have been in full compliance with all applicable federal and state laws. Except as set forth in Schedule 3.5, there are no outstanding options, warrants or rights to purchase or acquire from CSG or any of the CSG Shareholders any securities of CSG and there are no contracts, commitments, agreements, understandings, arrangements, or restrictions as to which CSG or any CSG Shareholder is a party or by which any of them is bound relating to any shares of capital stock or other securities of CSG (including the CSG Shares), whether or not outstanding.

         3.6.    Financial Statements.  The CSG Shareholders have delivered to
CCA: (i) the balance sheets of CSG as at June 30, in each of the years 1993 and 1994, and the related statements of income, changes in shareholders' equity, and statements of cash flow for each of the fiscal years then ended, including the notes thereto, together with the report thereon of House Park & Company P.C., independent certified public accountants, (the "CSG Audited Financial Statements"), and (ii) an unaudited balance sheet of CSG as at June 30, 1995 (the "CSG Unaudited Balance Sheet") and the related unaudited statements of income, changes in shareholders' equity, (the "CSG Unaudited Financial Statements") (the CSG Audited Financial Statements and the CSG Unaudited Financial Statements are collectively referred to herein as the "CSG Financial Statements"). The CSG Financial Statements fairly present the consolidated assets, liabilities, financial condition, and results of operations of CSG as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles, subject, in the case of the CSG Unaudited Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which, if presented, would not differ materially from those included in the CSG Audited Financial Statements); the CSG Financial Statements reflect the consistent application of such accounting principles throughout the periods involved.

         3.7. Consents and Approvals of Governmental Authorities. Other than those listed on Schedule 3.7, no consent, approval, waiver or authorization of, notice to or declaration or filing with any Governmental Authority, including filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder, on the part of CSG is required in connection with the execution or delivery of this Agreement or the consummation of the CSG Merger, other than those consents that, if they were not obtained or made, do not or would not materially and adversely affect the ability of CSG to perform its obligations as set forth herein or to consummate the transactions contemplated hereby.

         3.8. Other Consents. Except as set forth on Schedule 3.8, no consent of, or notice to, any person is necessary in connection with the execution, delivery and performance of this Agreement by CSG or the CSG Shareholders or the consummation of the CSG Merger by the CSG Shareholders, including, but not limited to, consents from lenders or parties to leases or other agreements or commitments other than those consents that, if they were not obtained or made do not or would not materially and adversely affect the ability of CSG to perform its obligations as set forth herein or to consummate the transactions contemplated hereby.

         3.9. No Violation. The execution and delivery of this Agreement, the consummation of the transactions contemplated herein, and compliance by CSG or the CSG Shareholders with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of CSG, (ii) except as set forth on Schedule 3.9 attached hereto, or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, cancellation or acceleration thereof under any of the terms, conditions or provisions of any material contract or other obligation to which CSG or a CSG Shareholder is a party or by which CSG's or any CSG Shareholder's properties or assets may be bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of CSG, or (iv) subject to obtaining the consents from Governmental Authorities referred to in
Section 3.7 above, to the knowledge of the CSG Shareholders, contravene any applicable provision of any constitution, treaty, statute, law, code, rule, regulation, ordinance, policy or order of any Governmental Authority or, any law currently in effect to which CSG or its assets or properties are subject.

         3.10. Assets. Schedule 3.10 hereto contains an accurate and complete description of all material fixed and other tangible assets owned or leased by CSG, including, without limitation, improvements to leased property and real property (including the approximate acreage of each parcel of such property, the location thereof, the nature of any improvements thereon, the identity of the record owner and lessee, if any, and a summary of encumbrances thereon), plants and structures located thereon, equipment located therein, vehicles and all personal property relating to CSG and its business and properties. All such plants, structures, machinery and equipment are in good working condition and repair, normal wear and tear excepted, and are adequate for the uses for which they are intended. All such plants, structures, machinery and equipment conform in all material respects to applicable health, sanitation, fire, environmental (including air and water pollution laws and regulations), safety, labor, zoning and building laws and ordinances; and neither CSG nor the CSG Shareholders have received any notification within the last three years of any violation of any applicable ordinance or regulation of building, zoning or other law, in respect of its plants, structures, properties or operations. None of such real property is currently the subject of any eminent domain, condemnation, or similar proceeding and to the best of CSG's knowledge, no such proceeding is threatened. CSG is now in possession of each parcel of such real property, there is no adverse claim against such real property and except as set forth in Schedule 3.10, there are no pending or, to the CSG Shareholder's knowledge, threatened proceedings which might interfere with CCA's quiet enjoyment of such real property.

         3.11.   Title to Properties; Encumbrances.  Except as set forth in
Schedule 3.11, CSG has good and valid title to all properties and assets it purports to own, real, personal and mixed, tangible and intangible, including, without limitation, the properties and assets reflected in the CSG Financial Statements (except for reductions in such property and assets since the date thereof in the ordinary course of business and consistent with past practice). All such properties and assets reflected in the CSG Financial Statements (whether reflected individually or in the aggregate) have a fair market or net realizable value on a going concern basis at least equal to the book value thereof as reflected therein, and except as set forth in Schedule 3.11, none of such properties or assets (or any other properties or assets used in the business of CSG) are subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance, or charge of any kind, except (a) liens shown on the CSG Financial Statements as securing specified liabilities (with respect to which no default exists), (b) liens for current taxes not yet due, and (c) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not detract from the value of the property subject thereto, and do not impair the use of the property subject thereto or impair the operations of CSG.

         3.12. Leases and Contracts. (a) Schedule 3.12 hereto sets forth a complete and accurate list of all contracts, agreements, consulting arrangements, purchase orders, leases, subleases, options and commitments, oral or written, and all assignments, amendments, schedules, exhibits and appendices thereof, affecting or relating to CSG's business or assets, the CSG Common Stock or any interest therein, to which CSG is a party or by which CSG or its business or assets or CSG Common Stock is bound or affected, including, without limitation, service contracts, equipment leases, and leases of space and ground leases pertaining to any part of the real property, as described in Section
3.10 (collectively, the "CSG Contracts"); provided there shall be no breach of this Section 3.12 if Immaterial Contracts, as defined in Section 2.12, are omitted. Attached to Schedule 3.12 are accurate and complete copies of all written CSG Contracts and written descriptions of all oral CSG Contracts.

         (b) None of the CSG Contracts has been modified or amended in any material respect, or assigned or transferred other than in the ordinary course of business except as specified in Schedule 3.12; and except as set forth in
Schedule 3.12, each is, and will be subsequent to the Effective Time, in full force and effect; and each is valid, binding and enforceable in accordance with its respective terms, except as limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

         (c) Except as described in Schedule 3.12, no event or condition has happened or presently exists which constitutes a default or breach, or, after notice or lapse of time or both, would constitute a default or breach by CSG under any of the CSG Contracts, and neither CSG nor any CSG Shareholder will do or permit any act or omit to do or allow the omission of any act which would cause such a default or breach. Except as set forth in Schedule 3.12, no counterclaims or offsets have been asserted under any of the CSG Contracts.

         (d) Except as described in Schedule 3.12, there does not exist any security interest, lien, encumbrance or claim of others created or suffered to exist on any interest created under any of the CSG Contracts.

         (e) No purchase commitment by CSG is in excess of CSG's ordinary business requirements.

         (f) Except as identified on Schedule 3.12 or as reflected in the CSG Financial Statements, none of the CSG Contracts is a capitalized lease within the meaning of generally accepted accounting principles.

         (g) Except as provided in Schedule 3.12(g), the CSG Merger will not result in a breach of or default under any CSG Contract nor give rights to any third party to terminate or modify any CSG Contract.

         (h) Except as described in Schedule 3.12, all oral CSG Contracts can be terminated by CSG at any time before or after the Effective Time, without penalty, upon no more than thirty (30) days written notice.

         3.13. Trademarks, Patents, Etc. Schedule 3.13 is an accurate and complete list of all patents, trademarks, tradenames, trademark registrations, service names, service marks, copyrights, formulas and applications therefor owned by CSG or used or required by CSG in the operation of CSG's business, title to each of which is, except as set forth in Schedule 3.13 hereto, held by CSG free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. There is no infringement action, lawsuit or to the knowledge of the CSG Shareholders, claim or complaint which asserts that CSG's operations violate or infringe the rights or the trade names, trademarks, trademark registration, service name, service mark, or copyright of others with respect to any apparatus or method of CSG or any adversely held trademark, trade name, trademark registration, service name, service mark or copyright, and CSG is not in any way making use of any confidential information or trade secrets of any person except with the consent of such person.

         3.14. Securities Offerings. Schedule 3.14 lists each securities offering completed by CSG since inception (collectively, the "CSG Offerings"), and, other than as described in Schedule 3.14, none of the terms of which have been defaulted or breached or, after notice or lapse of time or both, will be defaulted or breached by CSG under any of the agreements executed in connection with the CMA Offerings. CSG has received no notices threatening such a breach or default.

         3.15. Licenses and Permits. Except as set forth in Schedule 3.15, CSG has all local, state and federal licenses, permits, registrations, certificates, consents, accreditations and approvals (collectively, the "CSG Licenses and Permits") necessary to conduct its business in the manner currently conducted except for those CSG Licenses or Permits that, if they were not obtained, do not or would not materially and adversely affect the business of CSG. Except as set forth on Schedule 3.15 hereto, there is no default under any of CSG's Licenses and Permits, no notices have been received by CSG or its employees, agents or representatives with respect to threatened, pending, or possible revocation, termination, suspension or limitation of any such CSG License or Permit, and, to CSG's knowledge, there exists no grounds for revocation, suspension or limitation of any such CSG License or Permit.

         3.16. No Undisclosed Liability. Except as disclosed on the schedules hereto and to the extent of the amounts specifically reflected or reserved against in the CSG Financial Statements or disclosed in the notes thereto, CSG does not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due (including, without limitation, liabilities for taxes and interest, penalties and other charges payable with respect thereto). The reserves reflected in the CSG Financial Statements for the liabilities to which they relate are adequate, appropriate and reasonable in accordance with generally accepted accounting principles applied on a consistent basis. Furthermore and except as disclosed on the schedules hereto, the CSG Shareholders do not know or have reason to know of any basis for the assertion against CSG of any such liability or obligation of any nature not fully reflected or reserved against in the CSG Financial Statements except for liabilities incurred in the ordinary course of business after June 30, 1995.

         3.17. Absence of Certain Changes. Except as and to the extent set forth on Schedule 3.17 hereto, since January 1, 1995, CSG has not:

                 (a) amended its Articles of Incorporation or Bylaws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any of its capital shares or changed or agreed to change in any manner the rights of any shares of its capital stock or the character of its business;

                 (b) suffered any adverse change in its working capital, financial condition, assets, liabilities, business or prospects, experienced any labor difficulty, or suffered any material casualty loss (whether or not insured);

                 (c) made any material change in its business or operations or in the manner of conducting its business other than changes in the ordinary course of business;

                 (d) incurred any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice, or experienced any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

                 (e) paid, discharged or satisfied any material claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than claims, encumbrances or liabilities (i) which are reflected or reserved against in the CSG Financial Statements and which were paid, discharged or satisfied since the date thereof in the ordinary course of business and consistent with past practice, or (ii) which were incurred and paid, discharged or satisfied since December 31, 1994 in the ordinary course of business and consistent with past practice;

                 (f) written down the value of any inventory, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for immaterial write-downs and write-offs made in the ordinary course of business, consistent with past practice and at a rate no greater than during the twelve (12) months ended December 31, 1994;

                 (g) cancelled any other debts or claims, or waived any rights, of substantial value;

                 (h) sold, transferred or conveyed any of its properties or assets (whether real, personal or mixed, tangible or intangible), except those immaterial to CSG or except in the ordinary course of business and consistent with past practice;

                 (i) disposed of or permitted to lapse, or otherwise failed to preserve the exclusive rights of CSG to use any patent, trademark, trade name, logo or copyright or any such application, or disposed of or permitted to lapse any license, permit or other form of authorization, or disposed of or disclosed to any person any trade secret, formula, process or know-how;

                 (j) granted any material increase in the compensation of any officer, director, employee or agent (including, without limitation, any increase pursuant to any bonus, pension, profit sharing or other plan or commitment), or adopted any such plan or other arrangements; and no such increase, or the adoption of any such plan or arrangement, is planned or required;

                 (k) made any capital expenditures or commitments in excess of $25,000 in the aggregate for replacements or additions to property, plant, equipment or intangible capital assets;

                 (l) declared, paid or made or set aside for payment or making, any dividend or other distribution in respect of its capital stock or other securities, or directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock or other securities;

                 (m) made any change in any method of accounting or accounting practice;

                 (n) paid, loaned or advanced any amount to or in respect of, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction with, any of the CSG Shareholders or the officers or directors of CSG, any affiliates or associates of any CSG Shareholder or CSG or any of their respective officers or directors, or any business or entity in which any of such persons has any direct or material indirect interest, except for compensation to the officers and employees of CSG at rates not exceeding the rates of compensation in effect at January 1, 1995 and advances to employees in the ordinary course of business for travel and expense disbursements in accordance with past practice;

                 (o) agreed, whether in writing or otherwise, to take any action described in this Section 3.17.

         3.18. Taxes. Except as disclosed on Schedule 3.18, all federal, state and other tax returns of CSG required by law to be filed have been timely filed, and CSG has paid for all taxes (including taxes on properties, income, franchises, licenses, sales and payrolls) which have become due pursuant to such returns or pursuant to any assessment. All such tax returns have been prepared in compliance with all applicable laws and regulations and are true and accurate in all respects. Except as disclosed in Schedule 3.18, the reserves (including provision for deferred income taxes) on the CSG Financial Statements are sufficient for the payment of all unpaid federal, state, county and local taxes accrued for or applicable to all periods (or portions thereof) ending on or before the Closing Date. There are no tax liens on the property of CSG.

         CSG has no pending tax examinations nor has CSG received a revenue agent's report asserting a tax deficiency. Neither the CSG Shareholders nor CSG expects any taxing authority to claim or assess any amount of additional taxes against it. No claim has ever been received by CSG by a taxing authority in a jurisdiction where CSG does not file tax returns that CSG is or may be subject to taxes assessed by such jurisdiction. None of the federal income tax returns of CSG has ever been audited by the Internal Revenue Service. CSG has never filed a consent under Section 341(f) of the Code, relating to collapsible corporations.

         CSG has not given nor has it been requested to give waivers of any statute of limitations relating to the payment of taxes. Except as disclosed on Schedule 3.18, no extensions have been obtained to file any tax return which has not heretofore been filed. CSG has withheld from each payment made to employees of CSG the amount of all taxes (including, but not limited to, federal, state and local income taxes and Federal Insurance Contribution Act taxes) required to be withheld therefrom and all amounts customarily withheld therefrom, and has set aside all other employee contributions or payments customarily set aside with respect to such wages and has paid or will pay the same to, or have deposited or will deposit such payment with, the proper tax receiving officers or other appropriate authorities. CSG will not be required as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date to include any adjustment in taxable income for any taxable period (or portion thereof) beginning after the Closing Date. CSG has not been a member of an affiliated group (as defined in Section 1504(a) of the Code). Except as disclosed in Schedule 3.18, CSG is not or will not become obligated (under any contract entered into on or before the Closing Date) to make any payments that will be non-deductible under Section 280G of the Code.

         3.19.   Compliance with Applicable Laws.  Except as disclosed in
Schedule 3.19 hereto, the business of CSG is and has been operated in compliance with all applicable Laws and other requirements of Governmental Authorities and any and all contracts between CSG and any Governmental Authorities (collectively, "CSG Governmental Contracts"), all to the extent necessary to avoid any material adverse effect on the business, properties or conditions (financial or otherwise) of CSG. As of the date of this Agreement, to the knowledge of CSG, no investigations or review by any Governmental Authorities with respect to CSG is pending or threatened, nor has any Governmental Authority indicated an intention to conduct the same other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on CSG.

         3.20. Absence of Questionable Payments. Neither CSG nor any affiliate of CSG nor any other person acting on its behalf has directly or indirectly (i) used any corporate funds for any unlawful payment to any foreign or domestic governmental or judicial officials or employees, (ii) made any unlawful payment (including any bribe, rebate, payoff, kickback or influence payment) to any person or entity, private or public, whether in the form of cash, property, services or otherwise, (iii) violated or is in violation of any provision of any Laws relating to corruption of governmental officials or representatives, including the Foreign Prohibited Trade Practices Act and similar Laws, (iv) established or maintained any funds of monies or other assets for the purposes specified in clauses (i) or (ii) above, or (iv) made any false or fictitious entry on the books or records of CSG relating to any payment referred to in clauses (i) or (ii) above.

         3.21. Litigation. Except as set forth in Schedule 3.21, there are no claims, actions, suits, proceedings or investigations pending or to the knowledge of the CSG Shareholders, threatened by or against, or otherwise affecting CSG at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority. Except as set forth in Schedule 3.21, the CSG Shareholders do not know or have any reason to know of any basis for any such claim, action, suit, proceeding or investigation. No claim, action, suit, proceeding or investigation set forth in Schedule 3.21, could, if adversely decided, have a material adverse effect on the condition (financial or otherwise), assets, liabilities, earnings, prospects or business of CSG.

         3.22. Insurance. Schedule 3.22 hereto sets forth a complete and accurate list and brief description (including policy numbers, deductibles, carriers and effective and termination dates) of all policies of fire, liability, worker's compensation, health, title and other forms of insurance presently in effect with respect to CSG. All such policies are valid, outstanding and enforceable policies; and will remain in full force and effect at least through the respective dates set forth in Schedule 3.22 without the payment of additional premiums (except with respect to premiums payable on a monthly basis); and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. CSG has not been refused any insurance, nor has its coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last five years. Schedule 3.22 contains an accurate and complete description of any provision contained in the policies identified on
Schedule 3.22 which provides for retrospective premium adjustment.  Schedule
3.22 identifies all risks which CSG has designated as being self-insured and the amount of reserve set aside by CSG to cover such risk.

         3.23.   Employees and Fringe Benefit Plans.

                 (a) Schedule 3.23 sets forth the names, ages and titles of all members of the Board of Directors and officers of CSG and all employees of CSG earning in excess of $40,000 per annum, and the annual rate of compensation (including bonuses) being paid to each such member of the Board of Directors, officer and employee of CSG as of the most recent practicable date.

                 (b) Schedule 3.23 hereto contains a summary of the terms of each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan, arrangement or practice, and each other agreement or fringe benefit plan, arrangement or practice, of CSG, whether formal or informal, whether legally binding or not, and whether affecting one or more of its employees. Copies of each such agreement or plan have heretofore been delivered to CCA. CSG does not have any commitment, whether formal or informal and whether legally binding or not, (i) to create any additional such agreement, plan, arrangement or practice; (ii) to modify or change any such agreement, plan, arrangement or practice; or (iii) to maintain for any period of time any such agreement, plan, arrangement or practice, except as accurately and completely described in
Schedule 3.23. Schedule 3.23 contains an accurate and complete description of the funding policies (and commitments, if any) of CSG with respect to each such existing plan, arrangement or practice.

                 (c) Except as disclosed in Schedule 3.23, (i) the Sponsors of each plan are in compliance with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect, including without limitation, ERISA and the Code; (ii) each plan and its related trust, if any, are qualified under Code Section 401(a) and Code
Section 501(a) and has been determined by the IRS to qualify, and nothing has since occurred to cause the loss of the plan's qualification; (iii) all contributions for all periods ending prior to Closing (including periods from the first day of the current plan year to Closing) will be made prior to the Closing by CSG in accordance with past practice and the recommended contribution in the applicable actuarial report; (iv) all insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to each plan for policy years or other applicable policy periods ending on or before Closing; (v) that no accumulated funding deficiency within the meaning of ERISA Section 302 or Code Section 412 has been incurred with respect to any plan, whether or not waived; (vi) neither the Sponsors nor any of their directors, officers, employees or any other fiduciary has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of the plan; (vii) no plan subject to Title IV of ERISA has been completely or partially terminated; (viii) the PBGC has not instituted or threatened a proceeding to terminate any plan pursuant to Subtitle 1 of Title IV of ERISA;
(ix) that there is no pending or threatened legal action, proceeding or investigation against or involving any plan and there is no basis for any legal action, proceeding or investigation; (x) CSG does not have any liability for the termination of any single employer plan under ERISA Section 4062 or any multiple employer plan under ERISA Section 4063; (xi) CSG has not incurred, nor expects to incur any withdrawal liability (either as a contributing employer or as part of a controlled group which includes a contributing employer), which has not been satisfied, to any multiemployer plan (as defined in ERISA Section 3(37) of ERISA 4001(a)(3)) in connection with any complete or partial withdrawal from such plan occurring on or before the Closing; (xii) CSG has no unfunded past service liability in respect of any of its employee benefit plans; (xiii) the actuarial value of vested benefits under any employee benefit plan of CSG, computed on a terminated basis, does not exceed the fair market value of the fund assets relating to such plan; (xiv) neither CSG nor any plan nor any trustee, administrator, fiduciary or sponsor of any plan has engaged in any prohibited transactions as defined in the ERISA, or the Code; (xv) all filings and reports as to such plans required to have been made on or prior to the Closing Date to the Internal Revenue Service, the United States Department of Labor or other governmental agencies have been or will be made on or prior to the Closing Date; (xvi) there is no material litigation, disputed claim, governmental proceeding or investigation pending or threatened with respect to any of such plans, the related trusts, or any fiduciary, trustee, administrator or sponsor of such plans; (xvii) such plans have been established, maintained and administered in all material respects in accordance with their governing documents and applicable provisions of ERISA and the Code and Treasury Regulations promulgated thereunder; and (xviii) there has been no "Reportable Event" as defined in Section

4043 of ERISA with respect to any Employee Benefit Plan subject to Subtitle B of Title IV of ERISA that has not been waived by the Pension Benefit Guaranty Corporation.

                 (d) CSG has complied in all material respects with all applicable federal, state and local laws, rules and regulations relating to employees' employment and/or employment relationships, including, without limitation, wage related laws, anti-discrimination laws and employee safety laws.

                 (e) Except as disclosed on Schedule 3.23, CSG is not a party to any contract or agreement or requirement of law which would require CCA to hire, or subject CCA to liability if it terminated or did not hire, any employee of CSG or which would require CCA to pay or provide, or subject CCA or CSG to liability if either of them did not pay or provide, any employee benefits to any employee of CSG for periods prior to or after the Closing Date (including any and all employee benefits and any compensatory, over-time, vacation, sick or holiday pay).

         3.24. Labor Matters. There are no collective bargaining agreements in effect between CSG and labor unions or organizations representing any of CSG's employees. During the past five years, there has been no request for collective bargaining or for an employee election from any employee, union or the National Labor Relations Board. Except as and to the extent set forth in
Schedule 3.24, (i) CSG is in material compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against CSG pending or threatened before the National Labor Relations Board or the United States Department of Labor; (iii) there is no labor strike, dispute, slowdown or stoppage in progress or threatened against or involving CSG; (iv) no question concerning organized labor representation has been raised or is threatened respecting the employees of CSG; (v) no grievance or arbitration proceeding is pending and no claim therefor exists; (vi) no private agreement restricts CSG from relocating, closing or terminating any of its operations or facilities; and (vii) CSG has not in the past five years experienced any labor strike, dispute, slowdown, stoppage or other labor difficulty.

         3.25.   Environmental Matters.  Except as set forth on Schedule 3.25:

                 (a) All federal, state and local permits, licenses and authorizations required for the use and operation of the real property owned, leased or used by CSG have been obtained and are presently in effect.

                 (b) None of such real property has been used by CSG or by any other person at any time to handle, treat, store or dispose of any hazardous or toxic waste or substance, nor is any of the real property, including all soils, ground waters and service waters located on, in or under such real property, contaminated with pollutants or other substances, which contamination may give rise to a clean-up obligation under any federal, state or local law, rule, regulation or ordinance.

                 (c) There are no outstanding violations or any consent decrees entered against CSG regarding environmental and land use matters, including, but not limited to, matters affecting the emission of air pollutants, the discharge of water pollutants, the management of hazardous or toxic substances or wastes or noise.

                 (d) To the knowledge of the CSG Shareholders, there are no claimed, threatened or alleged violations with respect to any federal, state or local environmental law, rule, regulation, ordinance, permit, license, or authorization and there are no present discussions with any federal, state or local governmental agency concerning any alleged violation of environmental laws, rules, regulations, ordinances, permits, licenses or authorizations.

                 (e) All operations conducted by CSG on such real property have been and are, in all material respects, in compliance with all federal, state and local statutes, rules, regulations, ordinances, permits, licenses and authorizations relating to environmental compliance and control.

                 (f) There are no threatened or pending lawsuits or administrative proceedings against CSG that may affect CSG regarding environmental compliance, control or liability.

         3.26. Accounts Receivable. Except as disclosed on Schedule 3.26, all accounts and notes receivable of CSG, whether reflected in the CSG Financial Statements or otherwise, represent services actually rendered in the ordinary course of business; none of such receivables is subject to any counterclaim or set-off other than normal sales adjustments or allowances consistent with past practice; and all such receivables are current and collectible in accordance with their respective terms, net of any reserve reflected in the CSG Financial Statements.

         3.27. Banking Relationships. Schedule 3.27 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which CSG maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom. At the Closing, CSG will deliver to CCA copies of all records, including all signatures or authorization cards, pertaining to such safe deposit boxes and bank accounts.

         3.28. No Breach. Except as disclosed on Schedule 3.28, each arrangement (whether evidenced by a written document or otherwise and of whatever type) referred to in this Agreement or in any Schedule hereto under which CSG has any right, interest or obligation is in full force and effect, except those the lack of enforceability of which would have no material adverse effect on CSG; there have been no threatened cancellations thereof nor outstanding disputes thereunder, and CSG has not breached any provision of, nor does there exist any default in any material respect under, or event (including the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby) which is, or with the giving of notice or the passage of time or both would become, a breach or default in any material respect under the terms of any such arrangement.

         3.29. Professional Fees. Except as set forth in Schedule 3.29, neither CSG nor any of the CSG Shareholders has done anything to cause or incur any liability or obligation for investment banking, brokerage, finders, agents or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and the CSG Shareholders do not know of any claim by anyone for such a fee, commission, expense or charge.

         3.30. Corporate Records. CSG has delivered or provided to CCA for its review true, complete and correct copies of the following items, as amended and presently in effect, for CSG and each CSG Subsidiary: (a) Articles of Incorporation, (b) Bylaws, (c) minute books, and (d) stock registration books (all hereinafter referred to as the "Corporate Records"). The minute books contain a record of all shareholder, director and executive committee meetings and actions taken without a meeting from the date of CSG's incorporation to the date hereof. The stock registration books are complete and accurate and contain a complete record of all transactions in CSG's capital stock from the date of its incorporation to the date hereof.

         3.31. CCA Stock Ownership. Neither CSG nor the CSG Shareholders own any shares of CCA Common Stock or other securities convertible into CCA Common Stock.

         3.32. Disclosure. Each CSG Shareholder severally, but not jointly, represents and warrants that (i) such CMA Shareholder has not, directly or indirectly, disclosed to any person (other than the key officers of CCA, CMA, CPI or CSG, and their respective investment bankers, bankers, accountants and attorneys) any information concerning the Mergers, (ii) since June 1, 1995, such CSG Shareholder has not, directly or indirectly, sold or attempted in any manner to sell any shares of CCA Common Stock, and (iii) since June 1, 1995, such CMA Shareholder has not, directly or indirectly, participated in any discussions with any persons (other than the key officers of CCA, CMA, CPI or CSG, and their respective investment bankers, bankers, accountants and attorneys) with respect to a sale of the CCA Common Stock held by such CSG Shareholder.

         3.33. Pooling of Interests. Neither CSG nor the CSG Shareholders have taken or failed to take any actions which would prevent the accounting for the Mergers as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretive releases issued pursuant thereto, and the pronouncements of the Securities and Exchange Commission.

         3.34. Related Party Transactions. All transactions between CSG and any CSG Shareholder prior to the Effective Time were conducted at arm's length, at fair value and were not consummated in contemplation of the Mergers.

         3.35. Expenses of CSG Shareholders. Set forth on Schedule 3.34 hereto is a list of any and all expenses incurred by the CSG Shareholders in connection with the transactions contemplated hereby (excluding the legal fees to be paid by CCA and referred to in Section 12.1 hereof), including a description of the expense, the amount of the expense and the party to whom the expense will be paid.

         3.36. Allocation of Merger Consideration. The allocation of the CCA/CSG Shares to the CSG Shareholders and the CCA/CMA Shares to the CMA Shareholders is based on the fair value of each company. No portion of the CSG Merger Consideration shall be attributed to the value of CMA.

         3.37. Full Disclosure. Neither this Agreement, nor any Schedule, exhibit, list, certificate or other instrument and document furnished or to be furnished by either CSG or the CSG Shareholders to CCA or CSG Merger Sub pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading. No CSG Shareholder has withheld from CCA or CSG Merger Sub disclosure of any event, condition or fact which such CSG Shareholder knows, or has reasonable grounds to know, may materially adversely affect CSG's assets, prospects or condition (financial or otherwise).

                                  ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES BY
                          THE SHAREHOLDERS AS TO CPI

         The Shareholders, jointly and severally, except as otherwise hereafter expressly limited, hereby represent and warrant to CCA, CMA Merger Sub and CSG Merger Sub, which representations and warranties will be true and correct on the date hereof, as follows:

         4.1. Ownership of Shares. CMA and CSG, collectively, own one hundred percent (100%) of the issued and outstanding shares of capital stock of CPI, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind. As of the Closing Date and upon receipt of the Merger Consideration, each Shareholder represents that he, she or it has no claims of any kind against CPI.

         4.2. Organization, Good Standing and Qualification. CPI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. CPI has full corporate power and authority to carry on its business as now conducted and possesses all governmental and other permits, licenses, and other authorizations to own, lease, or operate its assets and properties as now owned, leased, and operated and to carry on its business as presently conducted. CPI is duly licensed or qualified to do business as a foreign corporation and is in good standing in each state wherein the properties owned or leased or the business transacted by CPI makes such licensing or qualification to do business as a foreign corporation necessary, and no other jurisdiction has demanded, requested, or otherwise indicated that (or inquired whether) CPI is required so to qualify. Schedule 4.2 hereto sets forth a complete list of the states in which CPI or any CPI Subsidiary (as defined herein) is qualified to do business.

         4.3. Subsidiaries. Schedule 4.3 hereto sets forth a complete list of each corporation, partnership, joint venture, or other business organization (a "CPI Subsidiary" or, with respect to all such organizations, the "CPI Subsidiaries") in which CPI or any Subsidiary owns, directly or indirectly, any capital stock or other equity interest, or with respect to which CPI or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by CPI. Each CPI Subsidiary which is a corporation is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the jurisdictions listed in
Schedule 4.3, which are the only jurisdictions where the properties owned or leased or the business transacted by it makes such licensing or qualification to do business as a foreign corporation necessary, and no other jurisdiction has demanded, requested, or otherwise indicated that (or inquired whether) it is required so to qualify. Each CPI Subsidiary which is not a corporation is duly organized and validly existing under the laws of the jurisdiction of its organization. Except as set forth in Schedule 4.3, each CPI Subsidiary has the power and authority and possesses all governmental and other permits, licenses, and other authorizations to own or lease its properties and carry on its business as now conducted. The outstanding capital stock of each CPI Subsidiary which is a corporation is validly issued, fully paid, and nonassessable. CPI and the CPI Subsidiaries have good and valid title to the equity interests in the CPI Subsidiaries shown as owned by each of them on
Schedule 4.3, free and clear of all liens, claims, charges, restrictions, security interests, equities, proxies, pledges, or encumbrances of any kind. Except where otherwise indicated herein or unless the context otherwise requires, any reference to CPI herein shall include CPI and all of its wholly-owned CPI Subsidiaries.

         4.4. Capitalization. The authorized capital stock of CPI consists solely of 1,000 shares of common stock, no par value per share, of which 1,000 shares (collectively the "CPI Shares") are issued and outstanding, all of which are owned by CMA and CSG. All of the CPI Shares are duly authorized, validly issued and outstanding and fully paid and nonassessable and free of preemptive rights. Except for the CPI Shares, there are no shares of capital stock or other securities of CPI issued or outstanding. The issuance and sale of all of the CPI Shares have been in full compliance with all applicable federal and state laws. There are no outstanding options, warrants or rights to purchase or acquire from CPI, CMA or CSG, or any of the Shareholders any securities of CPI and there are no contracts, commitments, agreements, understandings, arrangements, or restrictions as to which CPI, CMA or CSG is a party or by which any of them is bound relating to any shares of capital stock or other securities of CPI (including the CPI Shares), whether or not outstanding.

         4.5.    Financial Statements.  The Shareholders have delivered to CCA:
(i) the consolidated balance sheets of CPI as at December 31, 1992 and as at June 30 in each of the years 1993 and 1994, and the related consolidated statements of income, changes in shareholders' equity, and changes in financial position for each of the fiscal years then ended, including the notes thereto, together with the report thereon of Arthur Andersen LLP, independent certified public accountants, (the "CPI Audited Financial Statements"), and (ii) an unaudited consolidated balance sheet of CPI as at June 30, 1995 (the "CPI Unaudited Balance Sheet") and the related unaudited consolidated statements of income, changes in shareholders' equity, (the "CPI Unaudited Financial Statements") (the CPI Audited Financial Statements and the CPI Unaudited

Financial Statements are collectively referred to herein as the "CPI Financial Statements"). The CPI Financial Statements fairly present the consolidated assets, liabilities, financial condition, and results of operations of CPI as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles, subject, in the case of the CPI Unaudited Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which, if presented, would not differ materially from those included in the CPI Audited Financial Statements); the CPI Financial Statements reflect the consistent application of such accounting principles throughout the periods involved.

         4.6. Assets. Schedule 4.6 hereto contains an accurate and complete description of all material fixed and other tangible assets owned, leased, or used by CPI, including, without limitation, improvements to leased property and real property (including the approximate acreage of each parcel of such property, the location thereof, the nature of any improvements thereon, the identity of the record owner and lessee, if any, and a summary of encumbrances thereon), plants and structures located thereon, equipment located therein, vehicles and all personal property relating to CPI and its business and properties. All such plants, structures, machinery and equipment are in good working condition and repair, normal wear and tear excepted, and are adequate for the uses for which they are intended. All such plants, structures, machinery and equipment conform in all material respects to applicable health, sanitation, fire, environmental (including air and water pollution laws and regulations), safety, labor, zoning and building laws and ordinances; and neither CPI nor the Shareholders have received any notification within the last three years of any violation of any applicable ordinance or regulation of building, zoning or other law, in respect of its plants, structures, properties or operations. None of such real property is currently the subject of any eminent domain, condemnation, or similar proceeding and to the best of CPI's knowledge, no such proceeding is threatened. CPI is now in possession of each parcel of such real property, there is no adverse claim against such real property and there are no pending or, to the Shareholder's knowledge, threatened proceedings which might interfere with CCA's quiet enjoyment of such real property.

         4.7. Title to Properties; Encumbrances. CPI has good and valid title to all properties and assets it purports to own, real, personal and mixed, tangible and intangible, including, without limitation, the properties and assets reflected in the CPI Financial Statements (except for reductions in such property and assets since the date thereof in the ordinary course of business and consistent with past practice). All such properties and assets reflected in the CPI Financial Statements (whether reflected individually or in the aggregate) have a fair market or net realizable value on a going concern basis at least equal to the book value thereof as reflected therein, and none of such properties or assets (or any other properties or assets used in the business of CPI are subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance, or charge of any kind, except (a) liens shown on the CPI Financial Statements as securing specified liabilities (with respect to which no default exists), (b) liens for current taxes not yet due, and (c) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not detract from the value of the property subject thereto, and do not impair the use of the property subject thereto or impair the operations of CPI.

         4.8. Leases and Contracts. (a) Schedule 4.8 hereto sets forth a complete and accurate list of all contracts, agreements, consulting arrangements, purchase orders, leases, subleases, options and commitments, oral or written, and all assignments, amendments, schedules, exhibits and appendices thereof, affecting or relating to CPI's business or assets, the CPI Common Stock or any interest therein, to which CPI is a party or by which CPI or its business or assets or CPI Common Stock is bound or affected, including, without limitation, service contracts, equipment leases, and leases of space and ground leases pertaining to any part of the real property, as described in Section 4.6 (collectively, the "CPI Contracts"); provided there shall be no breach of this
Section 4.8 if Immaterial Contracts, as defined in Section 2.12 hereof, are omitted. Attached to Schedule 4.8 are accurate and complete copies of all written CPI Contracts and written descriptions of all oral CPI Contracts.

         (b) None of the CPI Contracts has been modified or amended in any material respect, or assigned or transferred other than in the ordinary course of business except as specified in Schedule 4.8; and each is, and will be subsequent to the Effective Time, in full force and effect; and each is valid, binding and enforceable in accordance with its respective terms, except as limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally.

         (c) No event or condition has happened or presently exists which constitutes a default or breach, or, after notice or lapse of time or both, would constitute a default or breach by CPI under any of the CPI Contracts, and neither CPI, CMA, or CSG, nor any Shareholder will do or permit any act or omit to do or allow the omission of any act which would cause such a default or breach. No counterclaims or offsets have been asserted under any of the CPI Contracts.

         (d) Except as described in Schedule 4.8, there does not exist any security interest, lien, encumbrance or claim of others created or suffered to exist on any interest created under any of the CPI Contracts.

         (e) No purchase commitment by CPI is in excess of CPI's ordinary business requirements.

         (f) Except as identified on Schedule 4.8 or as reflected in the CPI Financial Statements, none of the CPI Contracts is a capitalized lease within the meaning of generally accepted accounting principles.

         (g) The Mergers will not result in a breach of or default under any CPI Contract nor give rights to any third party to terminate or modify any CPI Contract.

         (h) All oral CPI Contracts can be terminated by CPI at any time before or after the Effective Time, without penalty, upon no more than thirty
(30) days written notice.

         4.9. Trademarks, Patents, Etc. Schedule 4.9 is an accurate and complete list of all patents, trademarks, tradenames, trademark registrations, service names, service marks, copyrights, formulas and applications therefor owned by CPI or used or required by CPI in the operation of CPI's business, title to each of which is, except as set forth in Schedule 4.9 hereto, held by CPI free and clear of all adverse claims, liens, security agreements, restrictions or other encumbrances. There is no infringement action, lawsuit or to the knowledge of the Shareholders, claim or complaint which asserts that CPI's operations violate or infringe the rights or the trade names, trademarks, trademark registration, service name, service mark, or copyright of others with respect to any apparatus or method of CPI or any adversely held trademark, trade name, trademark registration, service name, service mark or copyright, and CPI is not in any way making use of any confidential information or trade secrets of any person except with the consent of such person.

         4.10. Securities Offerings. Schedule 4.10 lists each securities offering completed by CPI since inception (collectively, the "CPI Offerings"), and, other than as described in Schedule 4.10, none of the terms of which have been defaulted or breached or, after notice or lapse of time or both, will be defaulted or breached by CPI under any of the agreements executed in connection with the CPI Offerings. CPI has received no notices threatening such a breach or default.

         4.11. Licenses and Permits. CPI has all local, state and federal licenses, permits, registrations, certificates, consents, accreditations and approvals (collectively, the "CPI Licenses and Permits") necessary to conduct its business in the manner currently conducted except for those CPI Licenses or Permits that, if they were not obtained, do not or would not materially and adversely affect the business of CPI. Except as set forth on Schedule 4.11 hereto, there is no default under any of CPI's Licenses and Permits, no notices have been received by CPI or its employees, agents or representatives with respect to threatened, pending, or possible revocation, termination, suspension or limitation of any such CPI License or Permit, and, to CPI's knowledge, there exists no grounds for revocation, suspension or limitation of any such CPI License or Permit.

         4.12. No Undisclosed Liability. Except as disclosed on the schedules hereto and to the extent of the amounts specifically reflected or reserved against in the CPI Financial Statements or disclosed in the notes thereto, CPI does not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due (including, without limitation, liabilities for taxes and interest, penalties and other charges payable with respect thereto). The reserves reflected in the CPI Financial Statements are adequate, appropriate and reasonable in accordance with generally accepted accounting principles applied on a consistent basis. Furthermore and except as disclosed on the schedules hereto, the Shareholders do not know or have reason to know of any basis for the assertion against CPI of any such liability or obligation of any nature not fully reflected or reserved against in the CPI Financial Statements except for liabilities incurred in the ordinary course of business after June 30, 1995.

         4.13. Absence of Certain Changes. Except as and to the extent set forth on Schedule 4.13 hereto, since January 1, 1995, CPI has not:

                 (a) amended its Certificate of Incorporation or Bylaws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any of its capital shares or changed or agreed to change in any manner the rights of any shares of its capital stock or the character of its business;

                 (b) suffered any adverse change in its working capital, financial condition, assets, liabilities, business or prospects, experienced any labor difficulty, or suffered any material casualty loss (whether or not insured);

                 (c) made any material change in its business or operations or in the manner of conducting its business other than changes in the ordinary course of business;

                 (d) incurred any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice, or experienced any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

                 (e) paid, discharged or satisfied any material claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than claims, encumbrances or liabilities (i) which are reflected or reserved against in the CPI Financial Statements and which were paid, discharged or satisfied since the date thereof in the ordinary course of business and consistent with past practice, or (ii) which were incurred and paid, discharged or satisfied since December 31, 1994 in the ordinary course of business and consistent with past practice;

                 (f) written down the value of any inventory, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for immaterial write-downs and write-offs made in the ordinary course of business, consistent with past practice and at a rate no greater than during the twelve (12) months ended December 31, 1994;

                 (g) cancelled any other debts or claims, or waived any rights, of substantial value;

                 (h) sold, transferred or conveyed any of its properties or assets (whether real, personal or mixed, tangible or intangible), except those immaterial to CPI or except in the ordinary course of business and consistent with past practice;

                 (i) disposed of or permitted to lapse, or otherwise failed to preserve the exclusive rights of CPI to use any patent, trademark, trade name, logo or copyright or any such application, or disposed of or permitted to lapse any license, permit or other form of authorization, or disposed of or disclosed to any person any trade secret, formula, process or know-how;

                 (j) granted any material increase in the compensation of any officer, director, employee or agent (including, without limitation, any increase pursuant to any bonus, pension, profit sharing or other plan or commitment), or adopted any such plan or other arrangements; and no such increase, or the adoption of any such plan or arrangement, is planned or required;

                 (k) made any capital expenditures or commitments in excess of $25,000 in the aggregate for replacements or additions to property, plant, equipment or intangible capital assets;

                 (l) declared, paid or made or set aside for payment or making, any dividend or other distribution in respect of its capital stock or other securities, or directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock or other securities;

                 (m) made any change in any method of accounting or accounting practice;

                 (n) paid, loaned or advanced any amount to or in respect of, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction with, any of the Shareholders or the officers or directors of CPI, any affiliates or associates of any Shareholder or CPI or any of their respective officers or directors, or any business or entity in which any of such persons has any direct or material indirect interest, except for compensation to the officers and employees of CPI at rates not exceeding the rates of compensation in effect at January 1, 1995 and advances to employees in the ordinary course of business for travel and expense disbursements in accordance with past practice; or

                 (o) agreed, whether in writing or otherwise, to take any action described in this Section 4.13.

         4.14. Taxes. All federal, state and other tax returns of CPI required by law to be filed have been timely filed, and CPI has paid for all taxes (including taxes on properties, income, franchises, licenses, sales and payrolls) which have become due pursuant to such returns or pursuant to any assessment. All such tax returns have been prepared in compliance with all applicable laws and regulations and are true and accurate in all respects. The reserves (including provision for deferred income taxes) on the CPI Financial Statements are sufficient for the payment of all unpaid federal, state, county and local taxes accrued for or applicable to all periods (or portions thereof) ending on or before the Closing Date. There are no tax liens on the property of CPI.

         CPI has no pending tax examinations nor has CPI received a revenue agent's report asserting a tax deficiency. Neither the Shareholders nor CPI expects any taxing authority to claim or assess any amount of additional taxes against it. No claim has ever been received by CPI by a taxing authority in a jurisdiction where CPI does not file tax returns that CPI is or may be subject to taxes assessed by such jurisdiction. None of the federal income tax returns of CPI has ever been audited by the Internal Revenue Service. CPI has never filed a consent under Section 341(f) of the Code, relating to collapsible corporations.

         CPI has not given nor has it been requested to give waivers of any statute of limitations relating to the payment of taxes. Except as disclosed on Schedule 4.14, no extensions have been obtained to file any tax return which has not heretofore been filed. CPI has withheld from each payment made to employees of CPI the amount of all taxes (including, but not limited to, federal, state and local income taxes and Federal Insurance Contribution Act taxes) required to be withheld therefrom and all amounts customarily withheld therefrom, and has set aside all other employee contributions or payments customarily set aside with respect to such wages and has paid or will pay the same to, or have deposited or will deposit such payment with, the proper tax receiving officers or other appropriate authorities. CPI will not be required as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date to include any adjustment in taxable income for any taxable period (or portion thereof) beginning after the Closing Date. CPI has not been a member of an affiliated group (as defined in Section 1504(a) of the Code). CPI is not or will not become obligated (under any contract entered into on or before the Closing Date) to make any payments that will be non-deductible under Section 280G of the Code.

         4.15.   Compliance with Applicable Laws.  Except as disclosed in
Schedule 4.15 hereto, the business of CPI is and has been operated in compliance with all applicable Laws and other requirements of Governmental Authorities and any and all contracts between CPI and any Governmental Authorities (collectively, "CPI Governmental Contracts"), all to the extent necessary to avoid any material adverse effect on the business, properties or conditions (financial or otherwise) of CPI. As of the date of this Agreement, to the knowledge of CPI, no investigations or review by any Governmental Authorities with respect to CPI is pending or threatened, nor has any Governmental Authority indicated an intention to conduct the same other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a material adverse effect on CPI.

         4.16. Absence of Questionable Payments. Neither CPI nor any affiliate of CPI nor any other person acting on its behalf has directly or indirectly (i) used any corporate funds for any unlawful payment to any foreign or domestic governmental or judicial officials or employees, (ii) made any unlawful payment (including any bribe, rebate, payoff, kickback or influence payment) to any person or entity, private or public, whether in the form of cash, property, services or otherwise, (iii) violated or is in violation of any provision of any Laws relating to corruption of governmental officials or representatives, including the Foreign Prohibited Trade Practices Act and similar Laws, (iv) established or maintained any funds of monies or other assets for the purposes specified in clauses (i) or (ii) above, or (iv) made any false or fictitious entry on the books or records of CPI relating to any payment referred to in clauses (i) or (ii) above.

         4.17. Litigation. Except as set forth in Schedule 4.17, there are no claims, actions, suits, proceedings or investigations pending or to the knowledge of the Shareholders, threatened by or against, or otherwise affecting CPI at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority. The Shareholders do not know or have any reason to know of any basis for any such claim, action, suit, proceeding or investigation. No claim, action, suit, proceeding or investigation set forth in Schedule 4.17, could, if adversely decided, have a material adverse effect on the condition (financial or otherwise), assets, liabilities, earnings, prospects or business of CPI.

         4.18. Insurance. Schedule 4.18 hereto sets forth a complete and accurate list and brief description (including policy numbers, deductibles, carriers and effective and termination dates) of all policies of fire, liability, workmen's compensation, health, title and other forms of insurance presently in effect with respect to CPI. All such policies are valid, outstanding and enforceable policies; and will remain in full force and effect at least through the respective dates set forth in Schedule 4.18 without the payment of additional premiums (except with respect to premiums payable on a monthly basis); and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. CPI has not been refused any insurance, nor has its coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last five years. Schedule 4.18 contains an accurate and complete description of any provision contained in the policies identified on
Schedule 4.18 which provides for retrospective premium adjustment.  Schedule
4.18 identifies all risks which CPI has designated as being self-insured and the amount of reserve set aside by CPI to cover such risk.

         4.19.   Employees and Fringe Benefit Plans.

                 (a) Schedule 4.19 sets forth the names, ages and titles of all members of the Board of Directors and officers of CPI and all employees of CPI earning in excess of $40,000 per annum, and the annual rate of compensation (including bonuses) being paid to each such member of the Board of Directors, officer and employee of CPI as of the most recent practicable date.

                 (b) Schedule 4.19 hereto contains a summary of the terms of each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan, arrangement or practice, and each other agreement or fringe benefit plan, arrangement or practice, of CPI, whether formal or informal, whether legally binding or not, and whether affecting one or more of its employees. Copies of each such agreement or plan have heretofore been delivered to CCA. CPI does not have any commitment, whether formal or informal and whether legally binding or not, (i) to create any additional such agreement, plan, arrangement or practice; (ii) to modify or change any such agreement, plan, arrangement or practice; or (iii) to maintain for any period of time any such agreement, plan, arrangement or practice, except as accurately and completely described in Schedule 4.19. Schedule 4.19 contains an accurate and complete description of the funding policies (and commitments, if any) of CPI with respect to each such existing plan, arrangement or practice.

                 (c) Except as disclosed in Schedule 4.19, (i) the Sponsors of each plan are in compliance with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect, including without limitation, ERISA and the Code; (ii) each plan and its related trust, if any, are qualified under Code Section 401(a) and Code
Section 501(a) and has been determined by the IRS to qualify, and nothing has since occurred to cause the loss of the plan's qualification; (iii) all contributions for all periods ending prior to Closing (including periods from the first day of the current plan year to Closing) will be made prior to the Closing by CPI in accordance with past practice and the recommended contribution in the applicable actuarial report;
(iv) all insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to each plan for policy years or other applicable policy periods ending on or before Closing;
(v) that no accumulated funding deficiency within the meaning of ERISA Section 302 or Code Section 412 has been incurred with respect to any plan, whether or not waived; (vi) neither the Sponsors nor any of their directors, officers, employees or any other fiduciary has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of the plan; (vii) no plan subject to Title IV of ERISA has been completely or partially terminated; (viii) the PBGC has not instituted or threatened a proceeding to terminate any plan pursuant to Subtitle 1 of Title IV of ERISA; (ix) that there is no pending or threatened legal action, proceeding or investigation against or involving any plan and there is no basis for any legal action, proceeding or investigation; (x) CPI does not have any liability for the termination of any single employer plan under ERISA Section 4062 or any multiple employer plan under ERISA Section 4063; (xi) CPI has not incurred, nor expects to incur any withdrawal liability (either as a contributing employer or as part of a controlled group which includes a contributing employer), which has not been satisfied, to any multiemployer plan (as defined in ERISA Section 3(37) of ERISA 4001(a)(3)) in connection with any complete or partial withdrawal from such plan occurring on or before the Closing; (xii) CPI has no unfunded past service liability in respect of any of its employee benefit plans; (xiii) the actuarial value of vested benefits under any employee benefit plan of CPI, computed on a terminated basis, does not exceed the fair market value of the fund assets relating to such plan; (xiv) neither CPI nor any plan nor any trustee, administrator, fiduciary or sponsor of any plan has engaged in any prohibited transactions as defined in the ERISA, or the Code; (xv) all filings and reports as to such plans required to have been made on or prior to the Closing Date to the Internal Revenue Service, the United States Department of Labor or other governmental agencies have been or will be made on or prior to the Closing Date; (xvi) there is no material litigation, disputed claim, governmental proceeding or investigation pending or threatened with respect to any of such plans, the related trusts, or any fiduciary, trustee, administrator or sponsor of such plans; (xvii) such plans have been established, maintained and administered in all material respects in accordance with their governing documents and applicable provisions of ERISA and the Code and Treasury Regulations promulgated thereunder; and (xviii) there has been no "Reportable Event" as defined in Section 4043 of ERISA with respect to any Employee Benefit Plan subject to Subtitle B of Title IV of ERISA that has not been waived by the Pension Benefit Guaranty Corporation.

                 (d) CPI has complied in all material respects with all applicable federal, state and local laws, rules and regulations relating to employees' employment and/or employment relationships, including, without limitation, wage related laws, anti-discrimination laws and employee safety laws.

                 (e) Except as disclosed on Schedule 4.19, CPI is not a party to any contract or agreement or requirement of law which would require CCA to hire, or subject CCA to liability if it terminated or did not hire, any employee of CPI or which would require CCA to pay or provide, or subject CCA or CPI to liability if either of them did not pay or provide, any employee benefits to any employee of CPI for periods prior to or after the Closing Date (including any and all employee benefits and any compensatory, over-time, vacation, sick or holiday pay).

         4.20. Labor Matters. There are no collective bargaining agreements in effect between CPI and labor unions or organizations representing any of CPI's employees. During the past five years, there has been no request for collective bargaining or for an employee election from any employee, union or the National Labor Relations Board. Except as and to the extent set forth in
Schedule 4.20, (i) CPI is in material compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against CPI pending or threatened before the National Labor Relations Board or the United States Department of Labor; (iii) there is no labor strike, dispute, slowdown or stoppage in progress or threatened against or involving CPI; (iv) no question concerning organized labor representation has been raised or is threatened respecting the employees of CPI; (v) no grievance or arbitration proceeding is pending and no claim therefor exists; (vi) no private agreement restricts CPI from relocating, closing or terminating any of its operations or facilities; and (vii) CPI has not in the past five years experienced any labor strike, dispute, slowdown, stoppage or other labor difficulty.

         4.21.   Environmental Matters.  Except as set forth on Schedule 4.21:

                 (a) All federal, state and local permits, licenses and authorizations required for the use and operation of the real property owned, leased or used by CPI have been obtained and are presently in effect.

                 (b) None of such real property has been used by CPI or by any other person at any time to handle, treat, store or dispose of any hazardous or toxic waste or substance, nor is any of the real property, including all soils, ground waters and service waters located on, in or under such real property, contaminated with pollutants or other substances, which contamination may give rise to a clean-up obligation under any federal, state or local law, rule, regulation or ordinance.

                 (c) There are no outstanding violations or any consent decrees entered against CPI regarding environmental and land use matters, including, but not limited to, matters affecting the emission of air pollutants, the discharge of water pollutants, the management of hazardous or toxic substances or wastes or noise.

                 (d) To the knowledge of the Shareholders, there are no claimed, threatened or alleged violations with respect to any federal, state or local environmental law, rule, regulation, ordinance, permit, license, or authorization and there are no present discussions with any federal, state or local governmental agency concerning any alleged violation of environmental laws, rules, regulations, ordinances, permits, licenses or authorizations.

                 (e) All operations conducted by CPI on such real property have been and are, in all material respects, in compliance with all federal, state and local statutes, rules, regulations, ordinances, permits, licenses and authorizations relating to environmental compliance and control.

                 (f) There are no threatened or pending lawsuits or administrative proceedings against CPI that may affect CPI regarding environmental compliance, control or liability.

         4.22. Accounts Receivable. Except as disclosed on Schedule 4.22, all accounts and notes receivable of CPI, whether reflected in the CPI Financial Statements or otherwise, represent services actually rendered in the ordinary course of business; none of such receivables is subject to any counterclaim or set-off other than normal sales adjustments or allowances consistent with past practice; and all such receivables are current and collectible in accordance with their respective terms, net of any reserve reflected in the CPI Financial Statements.

         4.23. Customers and Suppliers. Schedule 4.23 hereto contains an accurate and complete list of the names and addresses of the three largest customers to whom CPI has sold services during the past two fiscal years and the five largest suppliers from whom CPI has purchased supplies during the past two fiscal years. Neither the Shareholders nor CPI has received any indication from any customer or supplier whose name appears on such list (or otherwise has any reason to believe) that such customer or supplier will not continue as a customer or supplier of CCA after the Closing.

         4.24. Banking Relationships. Schedule 4.24 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which CPI maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom. At the Closing, the Shareholders will deliver to CCA copies of all records, including all signatures or authorization cards, pertaining to such safe deposit boxes and bank accounts.

         4.25. No Breach. Each arrangement (whether evidenced by a written document or otherwise and of whatever type) referred to in this Agreement or in any Schedule hereto under which CPI has any right, interest or obligation is in full force and effect, except those the lack of enforceability of which would have no material adverse effect on CPI; there have been no threatened cancellations thereof nor outstanding disputes thereunder, and CPI has not breached any provision of, nor does there exist any default in any material respect under, or event (including the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby) which is, or with the giving of notice or the passage of time or both would become, a breach or default in any material respect under the terms of any such arrangement.

         4.26. Professional Fees. Except as set forth in Schedule 4.26, neither CPI nor any of the Shareholders has done anything to cause or incur any liability or obligation for investment banking, brokerage, finders, agents or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and the Shareholders do not know of any claim by anyone for such a fee, commission, expense or charge.

         4.27. Corporate Records. The Shareholders have delivered or provided to CCA for its review true, complete and correct copies of the following items, as amended and presently in effect, for CPI and each CPI
Subsidiary: (a) Certificate of Incorporation, (b) Bylaws, (c) minute books, and (d) stock registration books (all hereinafter referred to as the "Corporate Records"). The minute books contain a record of all shareholder, director and executive committee meetings and actions taken without a meeting from the date of CPI's incorporation to the date hereof. The stock registration books are complete and accurate and contain a complete record of all transactions in CPI's capital stock from the date of its incorporation to the date hereof.

         4.28. CCA Stock Ownership. Except as set forth in Schedule 4.28, CPI does not own any shares of CCA Common Stock or other securities convertible into CCA Common Stock.

         4.29. Related Party Transactions. All transactions between CPI, CMA, CSG or any Shareholder prior to the Effective Time were conducted at arm's length, at fair value and were not consummated in contemplation of the Mergers.

         4.30. Full Disclosure. Neither this Agreement, nor any Schedule, exhibit, list, certificate or other instrument and document furnished or to be furnished by either CPI or the Shareholders to CCA, CMA Merger Sub or CSG Merger Sub pursuant to this Agreement, contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements and information contained herein or therein not misleading. No Shareholder has withheld from CCA disclosure of any event, condition or fact which such Shareholder knows, or has reasonable grounds to know, may materially adversely affect CPI's assets, prospects or condition (financial or otherwise).


                                  ARTICLE V

           COVENANTS AND AGREEMENTS OF CMA AND THE CMA SHAREHOLDERS

        CMA and the CMA Shareholders, jointly and severally, covenant and agree as follows:

         5.1.    Further Assurances.

                 At any time and from time to time after the Closing, at CCA's request and without further consideration, the CMA Shareholders will execute and deliver such other instruments of sale, transfer, conveyance, assignment, and delivery and confirmation and take such action as CCA may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to CCA and to place CCA in possession and control of, and to confirm CCA's title to, the CMA Shares, and to assist CCA in exercising all rights and enjoying all benefits with respect thereto.

         5.2. Schedules. The CMA Shareholders shall have the continuing obligation to supplement or amend promptly the Schedules being delivered pursuant to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in these Schedules.

         5.3. Transfer of CCA Common Stock. The CMA Shareholders shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the shares of CCA Common Stock or any interest therein unless the CCA Common Stock is registered under the 1933 Act, and any applicable securities laws of any state or jurisdiction (the "State Laws") or unless the CCA Common Stock is the subject of an opinion of counsel, which opinion and counsel are reasonably acceptable to CCA, that such registration is not required. The stock certificates evidencing the CCA Common Stock will bear legends setting forth the restrictions on transfers stated immediately above, and stop-transfer instructions will be delivered by CCA to CCA's stock transfer agent (First Union National Bank of North Carolina, Charlotte, North Carolina) reflecting such restrictions. In no event shall the CMA Shareholders transfer any CCA Common Stock prior to the day following the first filing by CCA with the Securities and Exchange Commission of a report on Form 10-K, 10-Q, or 8-K, as appropriate, that includes financial statements covering a period of at least 30 days of combined operations of CMA and CCA following the Closing Date. Any and all transfers of CCA Common Stock by the CMA Shareholders shall comply with the provisions of ASR 135 Rules and upon the expiration of the 30 day period referred to above, each CMA Shareholder will deliver to CMA a certificate as to compliance with the ASR 135 Rules in the form of Exhibit E hereto.

         5.4. Taxes. The CMA Shareholders will be responsible for, and hereby agree to assume and pay, all sales and similar taxes which may be due to any jurisdiction or governmental body as a result of the sale and transfer of the CMA Shares.

         5.5. Consents and Approvals. The CMA Shareholders shall, in a timely, accurate and complete manner, take all necessary corporate and other action and use all reasonable efforts to obtain all consents, approvals, permits, licenses and amendments of agreements required of CMA to carry out the transactions contemplated in this Agreement.

         5.6. Public Announcements. Neither the CMA Shareholders nor CMA shall issue or cause the publication of any press release or any other announcement with respect to the Mergers or the transactions contemplated by this Agreement without the prior written consent of CCA.

         5.7. Pooling; Tax Consequences. After the Effective Time, neither CMA nor the CMA Shareholders shall (i) knowingly take any action or knowingly fail to take any action that would jeopardize the treatment of the Mergers as a "pooling of interests" for accounting purposes, (ii) knowingly take any action or knowingly fail to take any action that would jeopardize qualification of either of the Mergers as a reorganization within the meaning of Section 368(a)(1)(A) of the

Code or (iii) enter into any contract, agreement, communication or arrangement with respect to either of the foregoing.

         5.8. Employment Matters. The CMA Shareholders will cooperate with CCA and CMA with respect to CCA's efforts to reach an agreement with certain employees of CMA and CPI, who will be designated in writing by CCA at or prior to the Closing, so that such employees, on terms mutually acceptable to CCA and such employees, shall remain employees of CMA or CPI, as the case may be, for up to ninety (90) days following the Closing.

         5.9. Employee Benefit Reporting and Disclosures. The CMA Shareholders shall make any and all necessary reports and disclosures required by any federal or state agency in relation to any employee benefit plans in this transaction. Further, the CSG Shareholders agree to provide CCA with any and all information pertaining to such employee benefit plans which CCA, in its sole discretion, determines is necessary to comply with any reporting or disclosures required pursuant to any Laws or to conduct any test required pursuant to the Code or ERISA.


                                  ARTICLE VI

           COVENANTS AND AGREEMENTS OF CSG AND THE CSG SHAREHOLDERS

        CSG and the CSG Shareholders, jointly and severally, covenant and agree as follows:

         6.1.    Further Assurances.

At any time and from time to time after the Closing, at CCA's request and without further consideration, the CSG Shareholders will execute and deliver such other instruments of sale, transfer, conveyance, assignment, and delivery and confirmation and take such action as CCA may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to CCA and to place CCA in possession and control of, and to confirm CCA's title to, the CSG Shares, and to assist CCA in exercising all rights and enjoying all benefits with respect thereto.

         6.2. Schedules. The CSG Shareholders shall have the continuing obligation to supplement or amend promptly the Schedules being delivered pursuant to this Agreement with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in these Schedules.

         6.3. Transfer of CCA Common Stock. The CSG Shareholders shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the shares of CCA Common Stock or any interest therein unless the CCA Common Stock is registered under the 1933 Act, and any applicable securities laws of any state or jurisdiction (the "State Laws") or unless the CCA Common Stock is the subject of an opinion of counsel, which opinion and counsel are reasonably acceptable to CCA, that such registration is not required. The stock certificates evidencing the

CCA Common Stock will bear legends setting forth the restrictions on transfers stated immediately above, and stop-transfer instructions will be delivered by CCA to CCA's stock transfer agent (First Union National Bank of North Carolina, Charlotte, North Carolina) reflecting such restrictions. In no event shall the CSG Shareholders transfer any CCA Common Stock prior to the day following the first filing by CCA with the Securities and Exchange Commission of a report on Form 10-K, 10-Q, or 8-K, as appropriate, that includes financial statements covering a period of at least 30 days of combined operations of CSG and CCA following the Closing Date. Any and all transfers of CCA Common Stock by the CSG Shareholders shall comply with the provisions of ASR 135 Rules and upon expiration of the 30 day period referred to above, each CSG Shareholder will deliver to CSG a certificate as to compliance with the ASR 135 Rules in the form of Exhibit F hereto..

         6.4. Taxes. The CSG Shareholders will be responsible for, and hereby agree to assume and pay, all sales and similar taxes which may be due to any jurisdiction or governmental body as a result of the sale and transfer of the CSG Shares.

         6.5. Consents and Approvals. The CSG Shareholders shall, in a timely, accurate and complete manner, take all necessary corporate and other action and use all reasonable efforts to obtain all consents, approvals, permits, licenses and amendments of agreements required of CSG to carry out the transactions contemplated in this Agreement.

         6.6. Public Announcements. Neither the CSG Shareholders nor CSG shall issue or cause the publication of any press release or any other announcement with respect to the Mergers or the transactions contemplated by this Agreement without the prior written consent of CCA.

         6.7. Pooling; Tax Consequences. After the Effective Time, neither CSG nor the CSG Shareholders shall (i) knowingly take any action or knowingly fail to take any action that would jeopardize the treatment of the Mergers as a "pooling of interests" for accounting purposes, (ii) knowingly take any action or knowingly fail to take any action that would jeopardize qualification of either of the Mergers as a reorganization within the meaning of Section 368(a)(1)(A) of the Code or (iii) enter into any contract, agreement, communication or arrangement with respect to either of the foregoing.

         6.8. Employment Matters. The CSG Shareholders will cooperate with CCA and CSG with respect to CCA's efforts to reach an agreement with certain employees of CSG and CPI, who will be designated in writing by CCA at or prior to the Closing, so that such employees, on terms mutually acceptable to CCA and such employees, shall remain employees of CSG or CPI, as the case may be, for up to ninety (90) days following the Closing.

         6.9. Employee Benefit Reporting and Disclosures. The CSG Shareholders shall make any and all necessary reports and disclosures required by any federal or state agency in relation to any employee benefit plans in this transaction. Further, the CSG Shareholders agrees to provide CCA with any and all information pertaining to such employee benefit plans which CCA, in its sole discretion, determines is necessary to comply with any reporting or disclosures required pursuant to any Laws or to conduct any test required pursuant to the Code or ERISA.


                                 ARTICLE VII

                       COVENANTS AND AGREEMENTS OF CCA

         CCA covenants and agrees as follows:

         7.1. Registration of CCA Common Stock. The CCA Common Stock is to be issued initially without registration under the 1933 Act or registration or qualification under State Laws. CCA will file a registration statement covering shares of its common stock under the 1933 Act on Securities and Exchange Commission Form S-3 (or other available form) in an underwritten public offering (and register and qualify such shares under applicable State
Laws) prior to April 30, 1996. CCA will give the Shareholder Representatives written notice 30 days prior to filing of its intention to do so. At the written request of the Shareholder Representatives on behalf of the Shareholders, given within 15 days of the notice, CCA will use its best efforts to cause that number of shares of CCA Common Stock specified by the Shareholder Representatives on behalf of the eligible Shareholders, to be included in the shares covered by the registration statement (subject to proration imposed by the managing underwriter which is reasonably necessary in light of then existing market conditions). In connection with the above-described registration statement, CCA will pay all registration expenses, including legal fees incurred in preparing and filing the registration statement (excluding, however, any separate legal fees of the Shareholders and their pro rata portion of the filing fees). All underwriting discounts and selling commissions applicable to the sale of the CCA Common Stock shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than CCA (except to the extent CCA shall be a seller) as they may agree. The Shareholders agree that CCA will have no liability to any of them in the event CCA is unable to register the shares of CCA Common Stock held by any of them for any reason; provided, that CCA in all events shall utilize its best efforts to effect such registration and underwriting. CCA's obligation hereunder is to file only one registration statement notwithstanding the number of shares, if any, included in such registration by the Shareholders.

         7.2. Tax Consequences. After the Effective Time, CCA shall not knowingly take any action or knowingly fail to take any action that would jeopardize qualification of either of the Mergers as a reorganization within the meaning of Section 368(a)(1)(A) of the Code or enter into any contract, agreement, communication or arrangement with respect to the foregoing.

         7.3. Release of Personal Obligations. After the Effective Time, CCA shall utilize its best efforts to obtain a full and complete release of the Shareholders from the personal guarantees set forth in Schedule 7.3 hereto and shall indemnify the Shareholders from any loss resulting therefrom and arising prior to the Effective Time.

                                 ARTICLE VIII

               CONDITIONS TO OBLIGATIONS OF CCA, CMA MERGER SUB
                              AND CSG MERGER SUB

         All obligations of CCA, CMA Merger Sub and CSG Merger Sub hereunder are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         8.1. Representations and Warranties True; Obligations Performed. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct, in all respects, as of the Closing Date, and all of the covenants contained in this Agreement to be complied with by the Shareholders, CMA or CSG on or before the Closing Date shall have been complied with in all respects and CCA shall have received a certificate to such effect from the Shareholders dated the Closing Date.

         8.2. Opinion of Counsel for CMA and the CMA Shareholders. CCA shall have received an opinion of counsel for CMA and the CMA Shareholders, Sherrard and Roe, P.L.C., dated the Closing Date, in form and substance satisfactory to counsel to CCA, Stokes & Bartholomew, P.A. (a final draft of which shall have been furnished to CCA's counsel not less than three days prior to the Closing).

         8.3. Opinion of Counsel for CSG and the CSG Shareholders. CCA shall have received an opinion of counsel for CSG and the CSG Shareholders, Polsinelli, White, Vardeman & Shalton, dated the Closing Date, in form and substance satisfactory to counsel to CCA, Stokes & Bartholomew, P.A. (a final draft of which shall have been furnished to CCA's counsel not less than three days prior to the Closing).

         8.4. Consents and Approvals. Except for the filing of the Certificate Merger with the Delaware Secretary of State and the Articles of Merger with the Missouri Secretary of State, all consents, authorizations, orders and approvals of, and filings and registrations with, any governmental commission, board or other regulatory body or any non-governmental third party listed on Schedules 2.7, 2.8, 3.7 and 3.8 will have been obtained.

         8.5. Litigation. Except as set forth in Schedule 8.5, on the date of the Closing, neither CMA, CSG or CPI nor any subsidiary nor any Shareholder shall be a party to, nor will there otherwise be pending or to the knowledge of the Shareholders, threatened, any judicial, administrative, or other action, proceeding or investigation which, if adversely determined might, in the opinion of CCA, have a material adverse effect upon CMA, CSG, CPI, any Subsidiary, CCA, or the transactions contemplated hereby; and there shall be no lawsuits pending against CMA, CSG, CPI, any of the Shareholders or CCA seeking to enjoin, prohibit, restrain or otherwise prevent the transactions contemplated hereby.

         8.6. Secretary of State Certificates. (a) CCA shall have received a Certificate of the Secretary of State of the State of Delaware, with respect to each of CMA and CPI, and in each state in which each of CMA and CPI is qualified to do business as a foreign corporation as of a recent date, showing CMA and CPI to be validly existing or qualified as a foreign corporation and its states of existence and qualification, as the case may be, and in good standing and that all franchise taxes required to be paid and all reports required to be filed have been duly paid and filed, and with respect to such Certificates of the Secretary of State of the State of Delaware, listing all documents filed and attaching certified copies thereof.

                 (b) CCA shall have received a Certificate of the Secretary of State of the State of Missouri, with respect to CSG, and in each state in which CSG is qualified to do business as a foreign corporation as of a recent date, showing CSG to be validly existing or qualified as a foreign corporation and its states of existence and qualification, as the case may be, and in good standing and that all franchise taxes required to be paid and all reports required to be filed have been duly paid and filed, and with respect to such Certificates of the Secretary of State of the State of Missouri, listing all documents filed and attaching certified copies thereof.

         8.7. Resolutions. CCA shall have received certified copies of resolutions duly adopted by the Board of Directors and shareholders of CMA and CSG authorizing the execution and delivery of this Agreement, the Mergers and the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the date of the Closing.

         8.8. Pooling of Interests. CCA shall be satisfied that each of the Mergers will qualify for accounting by CCA as a pooling of interests under generally accepted accounting principles and under applicable rules and regulations of the Securities and Exchange Commission. In connection therewith, CCA shall have received, on or before the Closing Date, (i) a letter from Arthur Andersen, LLP (or any other accountants of CCA's choosing) dated as of the Closing Date to the effect that the transactions contemplated by this Agreement may be treated by CCA as a "pooling of interests" for accounting purposes, (ii) a letter from House Park and Company C.P.A. to CSG (and available for use by CCA and Arthur Andersen LLP) dated as of the Closing Date with respect to the ability of CSG to qualify for "pooling of interests" accounting treatment, and (iii) a letter from Arthur Andersen LLP to CMA (and available for use by CCA) dated as of the Closing Date with respect to the ability of CMA to qualify for "pooling of interests" accounting treatment..

         8.9. Blue Sky. CCA shall have received all state securities law authorizations necessary to consummate the transactions contemplated hereby.

         8.10. New York Stock Exchange Listing. CCA shall have received approval from the New York Stock Exchange, Inc. for the listing of the CCA Common Stock.

         8.11. Release by Shareholders. Each of the Shareholders shall have executed a general release in form and substance consistent with the provisions of Section 12.7 and otherwise reasonably satisfactory to CCA.

         8.12. Release of CMA Guaranty. CMA shall obtain a full and complete release of any guaranty by it of any indebtedness of Staffing Plus, Inc. or any affiliate of such company.

         8.13. Compliance Evidence. CCA shall have received such certificates, opinions, documents and information as it may reasonably request in order to establish satisfaction of the conditions set forth in this Section 8.12.

         8.14. Shareholder Letter. Each Shareholder shall have executed the Shareholders letter in the form of Exhibit B hereto.

         8.15.   Noncompetition Agreements.

                 (a) Each of the CMA Shareholders shall have executed noncompetition agreements each in the form of Exhibit C hereto.

                 (b) Each of the CSG Shareholders shall have executed noncompetition agreements each in the form of Exhibit D hereto.

         8.16. Accounts Receivable. Any and all sums owed to CMA, CSG or CPI or any subsidiary thereof by any Shareholder shall have been paid in full.

         8.17.   Consulting Agreements.

                 (a) Each of Mr. Robert Buchanan and Ms. Cindie Unger shall have entered into consulting agreements with CSG in form mutually satisfactory to CCA and each of them.

                 (b) Each of Messrs. Robert Buchanan and Michael Shmerling shall have entered into consulting agreements with CPI in form satisfactory to CCA and each of them.

         8.18. Disposition of International Entities. CPI shall have disposed of one hundred percent (100%) of its interests in the capital stock of CorrPac Pty. Ltd. and CorrPac Management Pty. Ltd. for no consideration and in accordance with the accounting rules which govern the treatment of each of the Mergers as a pooling of interests.

         8.19.   Disposition of Interest in Staffing Plus, Inc.

                 CMA shall have disposed of fifteen percent (15%) of the shares of the capital stock of Staffing Plus, Inc., a Tennessee corporation ("SP/TN").

         8.20. Due Diligence Investigation. CCA shall have completed to its satisfaction a review of CMA, CSG and CPI's business, operations and any matters disclosed in the Schedules to this Agreement.

         8.21. Operation of Business. From the date of this Agreement through the Closing Date, there shall not have occurred any material change in the financial condition, business, operations or prospects of CMA, CSG or CPI, other than any change that affects CCA in a substantially similar manner.

         8.22. Exhibits and Schedules. All exhibits and schedules hereto shall be in form reasonably acceptable to CCA.


                                  ARTICLE IX

              CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS

         All obligations of the Shareholders under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         9.1. Representations and Warranties, True; Obligations Performed. The representations and warranties of CCA, CMA Merger Sub and CSG Merger Sub contained in this Agreement shall be true and correct, in all respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date, and all the covenants contained in this Agreement to be complied with by CCA, CMA Merger Sub or CSG Merger Sub on or before the Closing Date shall have been complied with in all material respects and the Shareholders shall have received a certificate to such effect from CCA dated the Closing Date.

         9.2. Officer's Certificate. Each of CCA, CMA Merger Sub and CSG Merger Sub shall have delivered to the Shareholders a Certificate of their respective Vice Presidents, dated the Closing Date, certifying as to the fulfillment of the conditions specified in Sections 9.1 hereof.

         9.3. CCA Stock Price. The closing price for the Shares of CCA Common Stock on the New York Stock Exchange on the day immediately preceding the Closing Date shall not be less than $30.00 per share.

         9.4. Opinion of Counsel for CCA. The Shareholders shall have received an opinion of CCA's counsel, Stokes & Bartholomew, P.A., dated the Closing Date, in form and substance satisfactory to the respective counsel's for the Shareholders (a final draft of which shall have been provided to the CMA Shareholders' counsel and the CSG Shareholders' counsel not less than three days before the Closing).

                                  ARTICLE X

                               INDEMNIFICATION

         10.1. Indemnification by the CMA Shareholders. The CMA Shareholders, jointly and severally, hereby agree to defend, indemnify and hold harmless CCA, CMA, the CMA Subsidiaries, each fiduciary of CCA's employee benefit plans and each of CCA's shareholders, affiliates, officers, directors, employees, agents, successors and assigns ("CCA's Indemnified Persons") and shall reimburse CCA's Indemnified Persons for, from and against each claim, loss, liability, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses"), directly or indirectly relating to, resulting from or arising out of:

                 (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by or of any CMA Shareholder contained herein, any Schedule hereto or in any certificate, document or instrument delivered to CMA Merger Sub or CCA pursuant hereto.

                 (b) Any tax liability of CMA or CPI, and penalties and interest related thereto, not previously paid, or for which adequate reserves have not been established in the consolidated balance sheet of CMA or CPI as of June 30, 1995, which may at any time be asserted or assessed against it for any event or period prior to the Closing Date (regardless of whether the possibility of the assertion or assessment of any such tax liability shall have been disclosed to CCA at or prior to the Closing).

                 (c) Any liability incurred by CMA or CPI in connection with the matters set forth in Schedule 2 to the Escrow Agreement not otherwise covered by insurance.

                 (d) Any and all liabilities or obligations of any CMA Shareholder to CMA or CPI arising outside of this Agreement.

                 (e) Any liability of CMA or CPI for any legal and accounting fees and expenses in excess of $25,000 or any investment banking fees and expenses, including without limitation those incurred in connection with the CMA Merger and the related transactions.

                 (f) Any expenses or liability incurred by CMA in connection with any failure of CMA to obtain qualification as a foreign corporation in any state or to obtain any other qualifications, permits, licenses or other authorizations necessary or required to conduct its business as presently conducted.

                 (g)      Any other Loss incidental to any of the foregoing.

         10.2. Indemnification by the CSG Shareholders. The CSG Shareholders, jointly and severally, hereby agree to defend, indemnify and hold harmless CCA, CSG, the CSG Subsidiaries, each fiduciary of CCA's employee benefit plans and each of CCA's shareholders, affiliates, officers, directors, employees, agents, successors and assigns ("CCA's Indemnified Persons") and shall reimburse CCA's Indemnified Persons for, from and against each claim, loss, liability, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses"), directly or indirectly relating to, resulting from or arising out of:

                 (a) Any untrue representation, misrepresentation, breach of warranty or nonfulfillment of any covenant, agreement or other obligation by or of any CSG Shareholder contained herein, any Schedule hereto or in any certificate, document or instrument delivered to CSG Merger Sub or CCA pursuant hereto.

                 (b) Any tax liability of CSG or CPI, and penalties and interest related thereto, not previously paid, or for which adequate reserves have not been established in the consolidated balance sheet of CSG or CPI as of June 30, 1995, which may at any time be asserted or assessed against it for any event or period prior to the Closing Date (regardless of whether the possibility of the assertion or assessment of any such tax liability shall have been disclosed to CCA at or prior to the Closing).

                 (c) Any liability incurred by CSG or CPI in connection with the matters set forth in Schedule 2 to the Escrow Agreement not otherwise covered by insurance.

                 (d) Any and all liabilities or obligations of any CSG Shareholder to CSG or CPI arising outside of this Agreement.

                 (e) Any liability of CSG or CPI for any legal and accounting fees and expenses or any investment banking fees and expenses, including without limitation those incurred in connection with the CSG Merger and the related transactions.

                 (f) Any expenses or liability incurred by CSG in connection with any failure of CSG to obtain qualification as a foreign corporation in any state or to obtain any other qualifications, permits, licenses or other authorizations necessary or required to conduct its business as presently conducted.

                 (g)      Any other Loss incidental to any of the foregoing.

         10.3. Indemnification by CCA. CCA hereby agrees to defend, indemnify and hold harmless the Shareholders, and shall reimburse the Shareholders for, from and against Losses directly or indirectly relating to, resulting from or arising out of:

                 (a) Nonfulfillment of any covenant, agreement or other obligations by CCA contained herein or in any certificate, document, or instrument delivered to the Shareholders pursuant hereto.

                 (b)  Any other Loss incident to the foregoing.

         10.4. Procedure. The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 10.1, 10.2 or 10.3 of this Agreement, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, CCA and the Shareholders shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement. Notwithstanding the foregoing, if the indemnifying party shall dispute the claim, demand, action or proceeding for which indemnification is sought hereunder, it shall provide written notice of its objection to the party seeking indemnification within thirty (30) days after receipt of notification. Thereafter, no indemnification shall be paid until a final resolution to the claim, demand, action or proceeding has occurred. A final resolution shall occur if (i) a written agreement is reached between the indemnified and indemnifying parties, or their successors and assigns; or (ii) an order, decree, award or judgment is entered by an arbitrator appointed by the parties to resolve this claim, demand, action or proceeding, or by a court of competent jurisdiction, and such order, decree, award or judgment is appealed or appealable.

         10.5. Remedies of CCA. At any time, or from time to time, when CCA is entitled to indemnification from the CMA Shareholders, CCA shall first offset the amount of Losses incurred by it as a result of such breach against the CMA Escrow Shares. At any time, or from time to time when CCA is entitled to indemnification from the CSG Shareholders, CCA shall first offset the amount of Losses incurred by it as a result of such breach against the CSG Escrow Shares. In the event that CCA shall be entitled to indemnification from the CMA Shareholders and the CSG Shareholders for any claim related to the representations and warranties made in Article IV hereof, CCA shall allocate fifty percent (50%) of such Losses to the CMA Shareholders and fifty percent (50%) of such Losses to the CSG Shareholders. In the event that

CCA shall be entitled to indemnification under Section 10.1 hereof, after the exhaustion of the right to setoff against the CMA Escrow Shares, the CMA Shareholders shall be severally liable to CCA for any loss sustained by CCA, provided, however, that each CMA Shareholder's total additional liability hereunder shall be limited to the lesser of (i) $7.5 million or (ii) such CMA Shareholder's pro rata portion of the market value of the CMA Merger Consideration on the Closing Date. In the event that CCA shall be entitled to indemnification under Section 10.2 hereof, after exhaustion of the right to setoff against the CSG Escrow Shares, the CSG Shareholders shall be severally liable to CCA for any loss sustained by CCA, provided, however, that each CSG Shareholder's total additional liability hereunder shall be limited to the lesser of (i) $7.5 million or (ii) such CSG Shareholder's pro rata portion of the market value of the CSG Merger Consideration on the Closing Date. In calculating each Shareholder's liability pursuant to the preceding sentences, all sums previously received by CCA from the Escrow Account or from the Shareholders shall be credited proportionately to such Shareholder.

         10.6. Limitation on Indemnification. Notwithstanding any provision contained herein to the contrary, neither the Shareholders nor CCA shall have any obligations to indemnify or to reimburse the other pursuant to Sections 10.1, and 10.2 and 10.3 hereof except to the extent that (i) the obligations of CCA exceed in the aggregate $75,000, (ii) the obligations of the CMA Shareholders exceed in the aggregate $45,000, or (iii) the obligations of the CSG Shareholders exceed in the aggregate $30,000, in which event the indemnifying party shall reimburse the indemnified party for all losses exceeding such amounts to the extent provided for in Section 10.4 hereof, provided that this limitation shall not apply to the indemnification by the CMA Shareholders set forth in Sections 10.1(b), (c), (e) and (f) and the CSG Shareholders set forth in Sections 10.2(b), (c), (e) and (f).


                                  ARTICLE XI

                         SURVIVAL OF REPRESENTATIONS

         11.1. Survival of Representations. All representations and warranties of the Shareholders contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of any party hereto and, except for the matters listed on Schedule 11.1 hereto, shall expire on the expiration of six months from the Closing Date. Any indemnification by the CMA Shareholders pursuant to Section 10.1 hereof and any indemnification by the CSG Shareholders pursuant to Section 10.2 hereof, with respect to the matters listed on Schedule 11.1 hereof shall expire in accordance with the time periods listed on Schedule 11.1, and the parties hereto acknowledge and agree that such time periods are reasonable in relation to this transaction. Except for the agreements set forth in Article 7, the representations, warranties, covenants and agreements of CCA shall expire at the Closing.

         11.2. Statements as Representations. All statements contained in any certificate, Schedule, list, document or other writing delivered by the Shareholders pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties for all purposes of this Agreement.

         11.3. Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other party hereto.


                                 ARTICLE XII

                                MISCELLANEOUS

         12.1. Expenses. All fees and expenses incurred by CMA, CSG and the Shareholders, including without limitation, legal fees and expenses, in connection with this Agreement will be borne by the Shareholders and all fees and expenses incurred by CCA, including, without limitation, legal fees and expenses, in connection with this Agreement will be borne by CCA. Notwithstanding the foregoing, CMA and CSG shall collectively pay up to $25,000 of the aggregate legal fees of CMA and CSG incurred in connection with this transaction.

         12.2.   Assignability; Parties in Interest.

                 (a) No party hereto may assign, transfer or otherwise dispose of any of his or its rights or obligations hereunder without the prior written consent of each other party to this Agreement.

                 (b) All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, successors, assigns and legal or personal representatives of the parties hereto.

         12.3. Entire Agreement; Amendments. This Agreement, including the exhibits, Schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and undertakings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all parties or their respective heirs, successors, assigns or legal personal representatives. Any condition to a party's obligations hereunder may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision or to exercise its rights with respect to any provision hereof, shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.

         12.4. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

         12.5. Severability. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement, which shall remain in full force and effect.

         12.6. Notices. All notices, request, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

         If to CCA, CMA or CSG:

         Corrections Corporation of America
         102 Woodmont Blvd., Suite 800
         Nashville, Tennessee  37205
         Attn:  Doctor R. Crants, Chairman and Chief Executive Officer

         With a copy to:

         Stokes & Bartholomew, P.A.
         424 Church Street, Suite 2800
         Nashville, Tennessee  37219
         Attn:  Elizabeth E. Moore, Esq.

         If to the CMA Shareholders:

         Michael D. Shmerling
         141 Carnavon Parkway
         Nashville, Tennessee  37205

         If to the CSG Shareholders:

         Robert Buchanan
         13722 Woodward Avenue
         Overland Park, Kansas  66223

         With copies to:

         Sherrard & Roe, P.L.C.
         424 Church Street, Suite 2000
         Nashville, Tennessee  37219
         Attn:  Thomas J. Sherrard, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         12.7. Shareholder Release. By execution of this Agreement and except as otherwise provided for herein, each of the Shareholders hereby fully, completely, and irrevocably forever, expressly releases and discharges CCA, CMA, CSG and CPI, and each of their officers, directors, employees, agents, legal representatives, receivers, trustees, and assigns from all claims of whatever nature, demands, actions, judgments, damages, and executions that any of the Shareholders hereby ever had, or now has, or may have, or that anyone claiming through or under him may have, or claim to have, against CCA, CMA, CSG or CPI or their officers, directors, employees, agents, legal representatives, receivers, trustees or assigns in connection with any acts or transactions which occurred prior to the Closing Dateand not otherwise arising out of the terms and conditions of this Agreement or any other agreement or document executed in connection herewith. Each Shareholder hereby represents and warrants that no promise or inducement has been offered to him except as herein set forth, and that this release is given without reliance upon any statement or representation by CCA, CMA, CSG or CPI or their representatives concerning the existence of such claims or the nature and extent of any legal liability or damage therefor.

         12.8. Shareholder Representatives. (a) Michael Shmerling shall irrevocably serve as the agent and attorney- in-fact (the "CMA Shareholder Representative") for the CMA Shareholders with full power and authority through the termination date of the Escrow Agreement to execute and deliver the Escrow Agreement (and to be and serve as the attorney-in-fact for the CMA Shareholders as set forth in the Escrow Agreement) and to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to negotiate, resolve and settle claims for indemnification and set-offs against the CMA Escrow Account; to waive, amend and modify any provisions of this Agreement and to take such other action on their behalf in connection with the Agreement, the Closing and the transactions contemplated hereby as they deem appropriate.

         (b) Robert Buchanan shall irrevocably serve as the agent and attorney-in-fact (the "CSG Shareholder Representative") for the CSG Shareholders with full power and authority through the termination date of the Escrow Agreement to execute and deliver the Escrow Agreement (and to be and serve as the attorney-in-fact for the CSG Shareholders as set forth in the Escrow Agreement) and to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to negotiate, resolve and settle claims for indemnification and set-offs against the CSG Escrow Account; to waive, amend and modify any provisions of this Agreement and to take such other action on their behalf in connection with the Agreement, the Closing and the transactions contemplated hereby as they deem appropriate. The CMA Shareholder Representative and the CSG Shareholder Representative shall be referred to herein as the "Shareholder Representatives".

         12.9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, without regard to its conflict of law rules.

         12.10. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, with the same effect as if the signatories executing the several counterparts had executed one counterpart, provided, however, that the several executed counterparts shall together have been signed by CCA, CMA Merger Sub, CSG Merger Sub, CMA, CSG, and each of the Shareholders. All such executed counterparts shall together constitute one and the same instrument.



                        [page intentionally left blank]

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of CCA, CMA Merger Sub, CSG Merger Sub, CMA, CSG, and by each of the Shareholders on the date first above written.

                                        CCA:

                                        CORRECTIONS CORPORATION OF AMERICA


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


                                        CMA MERGER SUB:

                                        CMA ACQUISITION, INC.


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


                                        CSG MERGER SUB:

                                        CSG ACQUISITION, INC.


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


                                        CMA:

                                        CORRECTION MANAGEMENT AFFILIATES, INC.


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        CSG:

                                        CORRECTIONAL SERVICES GROUP, INC.


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


                                        CMA SHAREHOLDERS:



                                        ----------------------------------------
                                        Michael Shmerling



                                        ----------------------------------------
                                        Jacob May



                                        ----------------------------------------
                                        David Obolensky



                                        ----------------------------------------
                                        Alan Wernick


                                        CSG SHAREHOLDERS:



                                        ----------------------------------------
                                        Robert Buchanan



                                        ----------------------------------------
                                        Cindie Unger

                                  EXHIBIT A

                               ESCROW AGREEMENT


         THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of August 18, 1995 by and among FIRST UNION NATIONAL BANK OF TENNESSEE ("Escrowee"); CORRECTIONS CORPORATION OF AMERICA, a Delaware corporation ("CCA"), CORRECTION MANAGEMENT AFFILIATES, INC., a Delaware corporation ("CMA"), CORRECTIONAL SERVICES GROUP, INC., a Missouri corporation ("CSG") and the undersigned representative of the CMA Shareholders (the "CMA Shareholder Representative") and the undersigned representative of the CSG Shareholders (the "CSG Shareholder Representative"). The CMA Shareholder Representative and the CSG Shareholder Representative are collectively referred to herein, individually, as a "Shareholder Representative" and collectively as the "Shareholder Representatives".

                               R E C I T A L S:

         A. CCA, CMA, CSG, the CMA Shareholders and CSG Shareholders are parties to an Agreement and Plan of Merger dated August 18, 1995 ("Merger Agreement"), a copy of which has been delivered to Escrowee, pursuant to which
(i) two wholly-owned subsidiaries of CCA, will be merged with and into each of CMA and CSG, and (ii) the Shareholder Representatives (on behalf of the CMA Shareholders and the CSG Shareholders) have agreed to enter into this Agreement to secure certain rights of CCA with respect to indemnification by the CMA Shareholders and the CSG Shareholders under Sections 10.1 and 10.2 of the Merger Agreement. All terms not otherwise defined herein shall have the meaning assigned to such terms in the Merger Agreement.

         B. Pursuant to the Merger Agreement, the CMA Shareholders and the CSG Shareholders will receive certain shares of common stock, par value $1.00 per share, of CCA (the "CCA Stock").

         C. After the execution of this Agreement, CCA will deposit certain shares of CCA Stock to be received by the CMA Shareholders and the CSG Shareholders with Escrowee to be held and disposed of pursuant to the terms of this Agreement.

                                  AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained the parties hereto hereby agree as follows:

         Section 1.       Delivery of Shares.

         (a) Concurrently with the execution of this Agreement, the CMA Shareholders have delivered to CCA stock powers or assignments signed in blank by the CMA Shareholders. CCA has delivered concurrently herewith to Escrowee for deposit into a special account ("CMA Escrow Account") certificates evidencing 42,000 shares of CCA Stock which were to be delivered to the CMA Shareholders pursuant to the CMA Merger in accordance with the Merger Agreement (the "CCA/CMA Stock"). Such shares represent ten (10%) percent of the aggregate CMA Merger Consideration delivered under the Merger Agreement. The shares of CCA/CMA Stock deposited with Escrowee from time to time pursuant to this Agreement are hereinafter sometimes referred to as the "CMA Escrowed Shares".

         (b) Concurrently with the execution of this Agreement, the CSG Shareholders have delivered to CCA stock powers or assignments signed in blank by the CSG Shareholders. CCA has delivered concurrently herewith to Escrowee for deposit into a special account (the "CSG Escrow Account") certificates evidencing 28,000 shares of CCA Stock which were to be delivered to the CSG Shareholders pursuant to the CSG Merger in accordance with the Merger Agreement (the "CCA/CSG Stock"). Such shares represent ten percent (10%) of the aggregate CSG Merger Consideration delivered under the Merger Agreement. The shares of CCA/CSG Stock deposited with Escrowee from time to time pursuant to this Agreement are hereinafter sometimes referred to as the "CSG Escrowed Shares". The CMA Escrowed Shares and the CSG Escrowed Shares are referred to herein collectively as the "Escrowed Shares". The CMA Escrow Account and the CSG Escrow Account shall be referred to herein collectively as the "Escrow Accounts".

         (c) If any securities or other property, including cash dividends, are distributed or issued by CCA or others from time to time in respect of any of the shares of CCA Stock then held by Escrowee pursuant to a stock dividend, exchange, split, merger, liquidating dividend, or any other type of extraordinary transaction, all of such securities or other property, and all proceeds from any of the foregoing and all rights and privileges of the holders thereof, shall be immediately deposited into the CMA Escrow Account or the CSG Escrow Account, as appropriate. The term "CCA Stock" as used herein and in the Merger Agreement includes all securities or other property, or dividends issued or distributed from time to time in respect of the CCA Stock. If any of the foregoing stock dividends, exchanges, splits, mergers, liquidating dividends or other extraordinary transactions occur, the Escrowed Shares to be held or to be released by Escrowee from time to time in accordance with the terms hereof shall be adjusted accordingly.

         (d) Any charge against the CMA Escrowed Shares pursuant to Section 3 shall be allocated among the CMA Shareholders pro rata in accordance with the percentages set forth on Schedule 1 attached hereto.

         (e) Any charge against the CSG Escrowed Shares pursuant to Section 3 shall be allocated among the CSG Shareholders pro rata in accordance with the percentages set forth on Schedule 1 attached hereto.

         (f) Escrowee shall hold the Escrowed Shares in the Escrow Accounts and transfer such shares only in accordance with the terms of this Agreement.

         (g) All voting rights with respect to the Escrowed Shares shall be exercisable from time to time by or on behalf of the record holders of such shares or their authorized agents.

         Section 2.       Further Assurances.

         The CMA Shareholders and the CSG Shareholders, jointly and severally, represent, warrant, undertake and agree, from time to time, that upon the request of CCA or Escrowee, such CMA Shareholders and the CSG Shareholders shall prepare, execute or deliver or cause to be prepared, executed or delivered all such documents of transfer or other instruments, including, without limitation, letters of instruction and transmittal, stock powers, consents or other instruments necessary to insure that Escrowee receives and holds the Escrowed Shares pursuant to the terms of this Agreement.

         Section 3.       Claimed Amount.

         (a) Forty-two Thousand (42,000) of the CMA Escrowed Shares (the "Reserved CMA Shares") shall be held in the CMA Escrow Account primarily for Claims (as defined in subparagraph (c) below) relating to the contingencies set forth on Schedule 2 attached hereto in such manner as described therein. The remainder of the CMA Escrowed Shares (the "Unreserved CMA Shares") shall be held in the CMA Escrow Account primarily for any and all other Claims made by CCA hereunder against the CMA Shareholders. Subject to the terms and provisions set forth in this Agreement, the CMA Escrowed Shares shall be held in the CMA Escrow Account until the Expiration Date (as hereinafter defined). For purposes of this Agreement, the Expiration Date for Claims relating to the Reserved CMA Shares shall be the expiration date shown on Schedule 2 hereto, as set forth on a joint certificate executed by CCA and the CMA Shareholder Representative and delivered to Escrowee. The Expiration Date for Claims relating to the Unreserved CMA Shares shall be the date which is six months after the closing date for the Merger Agreement.

         (b) Twenty-eight Thousand (28,000) of the CSG Escrowed Shares (the "Reserved CSG Shares") shall be held in the CSG Escrow Account primarily for Claims relating to the contingencies set forth on Schedule 2 attached hereto in such manner as described therein. The remainder of the CSG Escrowed Shares (the "Unreserved CSG Shares") shall be held in the CSG Escrow Account primarily for any and all other Claims made by CCA hereunder against the CSG Shareholders. Subject to the terms and provisions set forth in this Agreement, the CSG Escrowed Shares shall be held in the CSG Escrow Account until the Expiration Date (as hereinafter defined). For purposes of this Agreement, the Expiration Date for Claims relating to the Reserved CSG Shares shall be the expiration date shown on Schedule 2 hereto, as set forth on a joint certificate executed by CCA and the CSG Shareholder Representative and delivered to Escrowee. The Expiration Date for Claims relating to the Unreserved CSG Shares shall be the date which is six months after the closing date for the Merger Agreement.

         (c) At any time (or from time to time) on or prior to an Expiration Date, CCA may give notice to Escrowee and to the CMA Shareholder Representative or the CSG Shareholder Representative, as applicable, that CCA claims all or any part of the Escrow Accounts in satisfaction of any claim arising under any obligation or liability of the CMA Shareholders and the CSG Shareholders, as the case may be, in accordance with Sections 10.1 or 10.2 of the Merger Agreement. (Such claim is hereinafter referred to as a "Claim" and any such notice of a claim is hereinafter referred to as a "Claim Notice") The Claim Notice shall briefly set forth (i) the nature of the Claim; and (ii) the amount of the Claim (hereinafter referred to as the "Claim Amount"). Escrowee shall be under no obligation to determine the validity of any Claim by CCA hereunder.

         (d) Upon receipt of the Claim Notice, the CMA Shareholders and/or the CSG Shareholders, as the case may be, acting through the CMA Shareholder Representative or the CSG Shareholder Representative, as applicable, shall have thirty-five (35) days to deny or approve the Claim by notice in writing to the Escrowee.

         (e) If the CMA Shareholders and/or the CSG Shareholders, as the case may be, acting through their respective Shareholder Representative, approve the Claim, or if, upon the expiration of such thirty-five (35) day period, the CMA Shareholders and the CSG Shareholders, as the case may be, acting through their respective Shareholder Representative, have failed to deny the Claim, Escrowee shall cause the CMA Escrow Account or CSG Escrow Account, as appropriate, to be charged for the Claim Amount, and Escrowee shall pay to CCA (or to CCA's assignees or successors) CCA Stock having a value (as determined under subparagraph (g) hereof) equal to the Claim Amount, less the amount of payments which may previously have been received by CCA from the CMA Shareholders and the CSG Shareholders against such Claim of which Escrowee shall have received prior written confirmation from the CMA Shareholders and/or the CSG Shareholders and CCA and subject to the limitation on indemnification set forth in Section 10.5 of the Merger Agreement. Payment of Claim Amounts relating to the Unreserved CMA Shares shall be made first from such shares and then from the Reserved CMA Shares to the extent the Unreserved CMA Shares are inadequate. Payment of Claim Amounts relating to the Unreserved CSG Shares shall be made first from such shares and then from the Reserved CSG Shares to the extent the Unreserved CSG Shares are inadequate. Payment of Claim Amounts relating to the Reserved CMA Shares shall be paid first from the Reserved CMA Shares and then from the Unreserved CMA Shares to the extent the Reserved CMA Shares are inadequate; provided, however, that the Unreserved CMA Shares may be used to pay Claim Amounts only as to Claims that are asserted on or before the Expiration Date for the Unreserved Shares. Payment of Claim Amounts relating to the Reserved CSG Shares shall be paid first from the Reserved CSG Shares and then from the Unreserved CSG Shares to the extent the Reserved CSG Shares are inadequate; provided, however, that the Unreserved CSG Shares may be used to pay Claim Amounts only as to Claims that are asserted on or before the Expiration Date for the Unreserved Shares.

         (f) If, within the thirty-five (35) day period referred to in Subsection 3(d), the CMA Shareholders and/or the CSG Shareholders, as the case may be, acting through the Shareholder Representatives, shall dispute such Claim by written notice to Escrowee and CCA, Escrowee shall not distribute any amount from the Escrow Accounts with respect to such Claim until Escrowee receives notice of final resolution of the Claim. A final resolution of the Claim shall occur if (i) a written agreement is reached among CCA and the CMA Shareholders and/or the CSG Shareholders, as the case may be, or their successors and assigns, acting through their respective Shareholder Representatives; or (ii) an order, decree, award or judgment is entered by an arbitrator appointed by the parties to resolve the Claim or a court of competent jurisdiction and the order, decree, award or judgment is not appealed or appealable. Upon final resolution of the Claim, and upon receipt by Escrowee of evidence of such resolution and request for the Claim Amount by CCA, Escrowee shall pay to CCA (or any assignee or successor) from the CMA Escrow Account or the CSG Escrow Account, as appropriate, CCA Stock having a fair market value equal to the Claim Amount provided by such final resolution to be paid, less the aggregate amount of any and all payments, if any, which may previously have been received by CCA from the CMA Shareholders and/or the CSG Shareholders, as the case may be, against such Claim of which Escrowee shall have received prior written confirmation from the CMA Shareholders and the CSG Shareholders.

         (g) For purposes of a release or distribution in satisfaction of a Claim, the CCA Stock shall be valued at $42.25 per share.

         (h) The CMA Shareholders and the CSG Shareholders, jointly and severally, agree, represent and warrant that any CCA Stock or cash transferred to CCA or its respective assigns or successors shall no longer constitute a part of the Escrow Accounts or otherwise be subject to the provisions of this Agreement, and shall be owned by CCA or its respective successors and assigns legally and beneficially free and clear of any and all claims.

         Section 4.       Distribution or Release of CCA Stock.

         (a) On or after the Expiration Date for the Unreserved Shares, upon joint certificate of CCA and the CMA Shareholder Representative, any remaining Unreserved CMA Shares with respect to which Escrowee has received no Claim Notice shall be released and distributed to the CMA Shareholders pro rata in accordance with the percentages set forth on Schedule 1 attached hereto. Escrowee shall retain the Reserved CMA Shares until Escrowee receives written notice executed by CCA and the CMA Shareholder Representative that all unresolved or unsatisfied Claims with respect to such Reserved CMA Shares as identified on Schedule 2 have been resolved or satisfied. Upon receipt of such written notice, the remaining Reserved CMA Shares allocable to such contingency as set forth on Schedule 2 shall be released and distributed to the CMA Shareholders pro rata in accordance with the percentages set forth on Schedule 1 attached hereto.

         (b) On or after the Expiration Date for the Unreserved Shares, upon joint certificate of CCA and the CSG Shareholder Representative, any remaining Unreserved CSG Shares with respect to which Escrowee has received no Claim Notice shall be released and distributed to the CSG Shareholders pro rata in accordance with the percentages set forth on Schedule 1 attached hereto. Escrowee shall retain the Reserved CSG Shares until Escrowee receives written notice executed by CCA and the CSG Shareholder Representative that all unresolved or unsatisfied Claims with respect to such Reserved CSG Shares as identified on Schedule 2 have been resolved or satisfied. Upon receipt of such written notice, the remaining Reserved CSG Shares allocable to such contingency as set forth on Schedule 2 shall be released and distributed to the CSG Shareholders pro rata in accordance with the percentages set forth on Schedule 1 attached hereto.

         (c) Upon release of the balance of the Escrowed Shares, if any, and all other property in the Escrow Account, Escrowee shall be discharged from all of its obligations under this Agreement.

         Section 5.       Costs, Charges and Fees of Escrowee.

         (a) Except as provided in Section 6(e) all reasonable charges billed by the Escrowee for services rendered and expenses incurred by it in performance of its obligations under this Agreement shall be paid by CCA.

         (b)     The fee to be paid to the Escrowee shall be $2,000.00 annually.

         Section 6.       Limitations of Liability and Other Rights of Escrowee.

         (a) Escrowee may employ such legal counsel and other experts as it may deem necessary to retain for advice in connection with its obligations hereunder, may rely upon the advice of such counsel or experts and may pay such counsel or experts reasonable compensation therefor.

         (b)     Escrowee may resign by transmitting written notice thereof to
(i) CCA, and (ii) the Shareholder Representatives. In the event of any such resignation, such persons to whom notice is required may appoint (by written notice to all such persons) a successor Escrowee which shall be a national banking association or trust company doing business in Nashville, Tennessee. Any successor Escrowee shall have all of the rights, obligations and immunities of Escrowee set forth herein.

         (c) In consideration of Escrowee's acting as Escrowee herein, it is agreed that it shall in no event be liable for the failure of any of the conditions of this Agreement or damage caused by the exercise of its discretion in any particular manner, or for any other reason, except gross negligence or willful misconduct with reference to the Escrow Accounts and it shall not be liable or responsible for its failure to ascertain the terms and conditions, or to comply with any of the provisions of, any agreement, contract or other document filed herewith or referred to herein, nor shall it be liable or responsible for forgeries or false personation.

         (d) It is further agreed that if any controversy arises between the CMA Shareholders and the CSG Shareholders and CCA or with any third person with respect to the subject matter of this Agreement, Escrowee shall not be required to determine the same or take any action with respect thereto, but may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as it may require, anything in the instructions delivered by the parties hereto to the contrary notwithstanding, and in such event it shall not be liable for interest or damage.

         (e) It is understood that fees and usual charges agreed upon for Escrowee's services hereunder shall be considered compensation for its ordinary services as contemplated by this Agreement, and in the event that the conditions of this Agreement are not promptly fulfilled or that Escrowee renders any service hereunder not provided for in this Agreement, or that there is any assignment of any interest in the subject matter of this Agreement or modification hereof, or that any controversy arises hereunder, that Escrowee is made a party to, or intervenes in, any litigation pertaining to this Agreement, Escrowee shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses occasioned by such default, delay, controversy or litigation and it shall have the rights to retain all documents and other things of value at any time held by it hereunder until such compensation, fees, costs and expenses shall be paid, CCA hereby promises to pay one-half of the aforesaid sums upon demand and the CMA Shareholders and the CSG Shareholders hereby promise to pay one-half of the aforesaid sums upon demand.

         (f) It is understood that Escrowee shall at no time be obligated to invest any cash held in the Escrow Accounts.

         (g) It is understood that Escrowee shall not be responsible for the failure of any party hereto to deliver to Escrowee shares of CCA Stock which such party is required to deliver to Escrowee.

         Section 7.       Notices.

         (a) if to CMA Shareholders or the CSG Shareholders, to the Shareholder Representatives.

         (b)     if to the CMA Shareholder Representative, to:

                 Michael D. Shmerling
                 141 Carnavon Parkway
                 Nashville, Tennessee  37205

         (c)     if to the CSG Shareholder Representative, to:

                 Robert Buchanan
                 13722 Woodward Drive
                 Overland, Kansas  66223

                 (with a copy to)

                 Sherrard & Roe, P.L.C.
                 424 Church Street, Suite 2000
                 Nashville, Tennessee  37219
                 Attn:  Thomas J. Sherrard, Esq.

         (d)     If to CCA, CMA or CSG, to:

                 Corrections Corporation of America
                 102 Woodmont Boulevard, Suite 800
                 Nashville, Tennessee  37205
                 Attention:  Doctor R. Crants

                 (with a copy to:)

                 Elizabeth E. Moore, Esq.
                 Stokes & Bartholomew, P.A.
                 424 Church Street, Suite 2800
                 Nashville, Tennessee  37219

         (e)     If to Escrowee, to:

                 First Union National Bank of Tennessee
                 901 East Cary Street, 2nd Floor
                 Richmond, Virginia  23219
                 Attention:  Corporate Trust Department

Such names and addresses may be changed by such notice. Notices served in accordance with this Section 7 shall be deemed to have been received, if hand delivered, on the date delivered, and if mailed, on the third (3rd) day after the day deposited in the mail; provided that notice to Escrowee shall be effective only upon receipt thereof.

         Section 8.       Miscellaneous.

         (a) The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the persons, firm or corporation may require in the context thereof.

         (b) This Agreement may not be assigned by any party hereto without the prior written consent of all of the other parties hereto and shall be binding upon and inure to the benefit of each of the parties and their respective personal representatives, successors and permitted assigns, if any.

         (c) This Agreement shall be construed, and the rights and duties of the parties hereto determined, in accordance with the laws of the State of Tennessee.

         (d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument. The failure of any party hereto to execute this Agreement shall not affect the obligations of any other person who has executed this Agreement.

         (e) This Agreement constitutes the entire and sole agreement between the parties hereto with respect to the subject matter hereof and supersedes and cancels all prior agreements with respect thereto.

         (f) This Agreement may not be amended except by an instrument in writing duly executed by all of the parties to this Agreement to be charged therewith and delivered on behalf of each of such parties.

         (g) If any party to this Agreement is finally adjudicated to have breached this Agreement, the breaching party shall reimburse all expenses, including reasonable attorneys' fees and court costs, incurred, respectively, by the other parties as a result of such breach.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

                                          ESCROWEE:

                                          FIRST UNION NATIONAL BANK OF TENNESSEE



                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                       CORRECTIONS CORPORATION OF
ATTEST:                                AMERICA



By:                                    By:
   --------------------------------    -----------------------------------------
   Darrell K. Massengale, Secretary    Doctor R. Crants, Chairman


                                       CORRECTION MANAGEMENT AFFILIATES, INC.


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


                                       CORRECTIONAL SERVICES GROUP, INC.


                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------


                                       CMA SHAREHOLDER REPRESENTATIVE:



                                       -----------------------------------------

                                       CSG SHAREHOLDER REPRESENTATIVE:



                                       -----------------------------------------

                                  SCHEDULE 1



         CMA Shareholder                         Number of Shares            Percentage
         ---------------                         ----------------            ----------
         Michael Shmerling                            19,200                    45.7%

         Jacob May                                    19,200                    45.7%

         David Obolensky                               1,600                     3.8%

         Alan Wernick                                  2,000                     4.8%
                                                     -------                  -------

                 Total                                42,000                   100.0%


         CSG Shareholder                         Number of Shares            Percentage
         ---------------                         ----------------            ----------
         Robert Buchanan                              14,000                    50.0%

         Cindie Unger                                 14,000                    50.0%
                                                      ------                   ------

                 Total                                28,000                   100.0%


                                  SCHEDULE 2

                               Reserved Shares

                             CMA Reserved Shares

                             Contingency                              Number of Shares         Expiration Date
                             -----------                              ----------------         ---------------
 1.       Any loss resulting to CMA, CPI or CCA from the failure
          to obtain any consent, approval or waiver not listed on           9,900              February 28, 1996
          Schedules 2.7 and 2.8 of the Merger Agreement

 2.       Any liability of CMA, CPI or CCA for any legal and
          accounting fees and expenses in excess of $25,000 or any
          investment banking fees and expenses, including without           4,000              February 28, 1996
          limitation any such fees and expenses incurred in
          connection with the CMA Merger

 3.       Any loss resulting to CMA, CPI or CCA as a result of any
          lost CMA or CPI stock certificates or any claims to the           4,000              August 18, 1996
          ownership of any capital of CMA or CPI

 4.       Any loss resulting to CMA, CPI or CCA as a result of any                             Expiration of
          wage and hour audits conducted at any facilities                 12,000                Applicable
          operated by CMA or CPI                                                                 Statute of
                                                                                                Limitations

 5. Any loss resulting to CMA, CPI or CCA from the following litigation matters:

    (a)   Herman Wayne McCall (CIV-95-527-C):                                                  Thirty Days
          Claim relating to alleged refusal to give appropriate            [3,000]              after Date
          medical care                                                                            Claim
                                                                                                 Resolved

    (b)   Carl Payton, Jr. (CIV-95-382-L):                                                     Thirty Days
          Claim relating to assault and alleged failure to provide           [200]              after Date
          adequate treatment for broken hand                                                      Claim
                                                                                                 Resolved

    (c)   Donald Wilson and Lorenzo Turner                             250 as to each          Thirty Days
          (CIV-95-657-C):  Claim relating to alleged negligence in      of Wilson and           after Date
          providing security for inmates                                   Turner                 Claim
                                                                                                 Resolved


    (d)   Loretta Norsin:  EEOC Claim for racial discrimination             [800]              Thirty Days
                                                                                                after Date
                                                                                                  Claim
                                                                                                 Resolved

     (e)  Autumn Marks and Barbara Potter: Allegations of sexual      800 as to each of        Thirty Days
          discrimination                                              Marks and Potter          after Date
                                                                                                  Claim
                                                                                                 Resolved


                              CSG Reserved Shares

                             Contingency                              Number of Shares         Expiration Date
                             -----------                              ----------------         ---------------
 1.       Any loss resulting to CSG, CPI or CCA from the failure
          to obtain any consent, approval or waiver                         5,000              February 28, 1996

 2.       Any liability of CSG, CPI or CCA for any legal and
          accounting fees and expenses or any investment banking             2,900             February 28, 1996
          fees and expenses, including without limitation any such
          fees and expenses  incurred in connection with the CSG
          Merger

 3.       Any loss resulting to CSG, CPI or CCA as a result of any
          lost CSG or CPI stock certificates or any claims to the            2,000             August 18, 1996
          ownership of any capital of CSG or CPI

 4.       Any loss resulting to CSG, CPI or CCA as a result of any                             Expiration of
          wage and hour audits conducted at any facilities                   6,000               Applicable
          operated by CSG or CPI                                                                 Statute of
                                                                                                Limitations
 5.       Any loss resulting to CSG, CPI or CCA from the following
          litigation matters:

    (a)   Herman Wayne McCall (CIV-95-527-C):                                                  Thirty Days
          Claim relating to alleged refusal to give appropriate              3,000              after Date
          medical care                                                                            Claim
                                                                                                 Resolved

    (b)   Carl Payton, Jr. (CIV-95-382-L):                                                     Thirty Days
          Claim relating to assault and alleged failure to provide            [200]             after Date
          adequate treatment for broken hand                                                      Claim
                                                                                                 Resolved


    (c)   Donald Wilson and Lorenzo Turner                            250 as to each           Thirty Days
          (CIV-95-657-C):  Claim relating to alleged negligence in     Wilson and               after Date
          providing security for inmates                                   Turner                 Claim
                                                                                                 Resolved

    (d)   Loretta Norsin:  EEOC claim for racial discrimination              [800]             Thirty Days
                                                                                                after Date
                                                                                                  Claim
                                                                                                 Resolved

     (e)  Autumn Marks and Barbara Potter: Allegations of sexual       800 as to each          Thirty Days
          discrimination                                              Marks and Potter          after Date
                                                                                                  Claim
                                                                                                 Resolved

                                   Exhibit B



                                August ___, 1995




Corrections Corporation of America
102 Woodmont Boulevard, Suite 800
Nashville, Tennessee  37205

Gentlemen:

         Pursuant to an Agreement and Plan of Merger dated August ___, 1995 (the "Merger Agreement"), Corrections Corporation of America, a Delaware corporation ("CCA"), is acquiring all of the capital stock of [Corrections Management Affiliates, Inc., a Delaware corporation ("CMA")/Correctional Services Group, Inc., a Missouri corporation ("CSG")], pursuant to a merger of [CMA Acquisition, Inc./CSG Acquisition, Inc.], a wholly-owned subsidiary of CCA with and into [CMA/CSG] (the "Merger"). When the Merger is consummated, the undersigned shall receive shares of common stock, $1.00 par value per share of CCA (the "CCA Shares"). The undersigned is a stockholder of [CMA/CSG].

         In connection with the above-described Merger, the undersigned hereby advises you as follows:

                 1. The undersigned acknowledges receipt from you, prior to the date of the Merger Agreement, of (i) that certain Confidential Offering Memorandum, dated August ____, 1995, relating to the issuance and sale of the CCA Shares pursuant to the Merger and (ii) copies of the SEC Reports and filings, and other documents of CCA described in
         Schedule 1 hereto. The undersigned confirms that, prior to the date of the Merger Agreement, he/she received and analyzed all of the foregoing, on his/her own behalf in connection with evaluating the merits and risks of the possible investment in the CCA Shares pursuant to the Merger Agreement.

                 2. The undersigned acknowledges that sufficient opportunity was made available to him/her to ask such questions of and receive answers from CCA and its officers concerning the business affairs, activities and operations, and the terms and conditions of the investment by the undersigned in the CCA Shares pursuant to the Merger, as he/she might have, and to obtain such additional information as he/she considered necessary to evaluate the merits and risks of the Merger and the investment by the undersigned in the CCA Shares pursuant thereto and to verify the accuracy of the Confidential Offering Memorandum and any of the documents and information contained in the CCA Reports described in Schedule 1, and that all such questions were answered to the satisfaction of the undersigned, and all such additional information was supplied.

August ___, 1995
Page 2

                 3. The undersigned acknowledges that he/she has a sufficient degree of knowledge and experience in financial and business matters so as to make him/her capable of evaluating the merits and risks of the possible investment in the CCA Shares by the undersigned pursuant to the Merger.

                 4. The undersigned acknowledges that the CCA Shares to be issued to the undersigned pursuant to the Merger will not have been registered under the Securities Act of 1933, as amended (the "Securities Act") and, therefore, will not be able to be sold or otherwise transferred by the undersigned except (i) pursuant to an effective Registration Statement under the Securities Act or (ii) pursuant to a transaction with respect to which, in the opinion of counsel reasonably acceptable to CCA, will not be in violation of the Securities Act.

                 5. The undersigned acknowledges that the Merger will qualify for accounting by CCA as a "pooling of interests" under generally accepted accounting principles and under applicable rules and regulations of the Securities and Exchange Commission, and therefore, the undersigned will not transfer the CCA Shares prior to the date following the first filing by CCA with the Securities and Exchange Commission of a report on Form 10- K, Form 10-Q or Form 8-K, as appropriate, that includes financial statements covering a period of at least thirty days following the closing date.

                 6. The undersigned acknowledges that he/she will be acquiring the CCA Shares pursuant to the Merger Agreement for his/her own account and not on behalf of others, and that he/she has no present plans or intentions to sell, distribute or otherwise dispose of any such shares except by a distribution (i) pursuant to an effective Registration Statement under the Securities Act, or (ii) pursuant to a transaction, which in the opinion of counsel reasonably acceptable to CCA, will not be in violation of the Securities Act.

                 7. The undersigned further acknowledges that he/she understands that he/she must bear the economic risk of investment in the CCA Shares for an indefinite period because it was not registered under the Securities Act and, therefore, cannot be transferred or sold unless such stock is registered under the Securities Act or unless, in the opinion of counsel reasonably acceptable to CCA, the proposed sale or transfer is exempt from such registration. The undersigned agrees that CCA may place a legend on the certificates representing such CCA Shares in substantially the following form:

                 "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY

August ___, 1995
Page 3

                 NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

                                        ________________________________________
                                        name

                                  Schedule 1


1.       Confidential Offering Memorandum dated August ____, 1995.

2.       Annual Report to Stockholders for the Year Ended December 31, 1994.

3.       Report on Form 10-K for the year ending December 31, 1994.

4.       Quarterly Report on Form 10-Q for the period ending March 31, 1995.

5.       Proxy Statement for Meeting of Stockholders to be held May 26, 1995.

6.       Report on Form 8-K dated April 25, 1995.

7. Amendment to Quarterly Report on Form 10-Q for the period ending March 31, 1995 dated July 10, 1995.

8.       Amendment to Report on Form 8-K dated July 10, 1995.

                                  Exhibit C


                           NONCOMPETITION AGREEMENT


         THIS NONCOMPETITION AGREEMENT, dated as of August ___, 1995 (the "Agreement"), is by and between Corrections Management Affiliates, Inc., a Delaware corporation (the "Corporation"), and ________________________, a resident of ________________ ("Shareholder").

         1. Recitals. Corrections Corporation of America, a Delaware corporation with its principal place of business in Nashville, Tennessee ("CCA"), has agreed to acquire in a merger (the "Merger") all of the outstanding shares of common stock of the Corporation on the terms and conditions set forth in that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of August ____, 1995, by and among CCA, the Corporation, the shareholders of the Corporation, Correctional Services Group, Inc. ("CSG"), the shareholders of CSG and two wholly-owned subsidiaries of CCA. Shareholder currently owns _____ shares of the capital stock of the Corporation and holds the office of ____________ of the Corporation. The Corporation has (i) disclosed to Shareholder information concerning its business affairs and its unique business methods and (ii) assisted Shareholder in establishing goodwill and rapport with certain customers of the Corporation. The use by Shareholder of this information, goodwill and rapport in competing with or aiding others in competing with the Corporation would have a detrimental effect on future profitable operations of the Corporation. In consideration for the consummation by CCA of the Merger, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Shareholder has agreed to restrict his ability to compete with the Corporation as herein provided.

         2. Noncompetition Agreement. Shareholder absolutely and unconditionally covenants and agrees with the Corporation that, from the period commencing on the date of this Agreement and continuing for a period of five
(5) years following the date of this Agreement, Shareholder will not, either directly or indirectly, solely or jointly with any other person or persons, as an employee, consultant or advisor (whether or not engaged in business for profit), or as an individual proprietor, partner, shareholder, director, officer, joint venturer, investor, lender, or in any other capacity, compete with the business of the Corporation or the Controlled Group (as hereinafter defined) in the United States or in any other country in which the Corporation or the Controlled Group does business. For purposes of this Agreement, the term "Controlled Group" shall mean the controlled group of corporations of which the Corporation is a member or may hereafter become a member, which group shall include CCA. The term "compete with the business of the Corporation or Controlled Group" shall mean the provision of correctional services within the prison industry, including, but not limited to, owning, operating or managing prisons or other correctional and detention facilities or providing extradition or prisoner transportation services to federal, state or local governments.

         3. Covenant Not to Disclose. Shareholder agrees that, by virtue of the relationship of trust and confidence between Shareholder and the Corporation, he possesses and will possess certain data and knowledge of operations of the Corporation and other members of the Controlled Group which are proprietary in nature and confidential. Shareholder covenants and agrees that he will not, at any time, during the term of the noncompetition covenant described in Paragraph 2 hereof, reveal, divulge or make known to any person, any confidential or proprietary record, data, trade secret, pricing policy, bid amount, pricing strategy, personnel policy, method or practice of obtaining or doing business by the Controlled Group, or any other confidential or proprietary information whatever (the "Confidential Information"), whether or not obtained with the knowledge and permission of any member of the Controlled Group and whether or not developed, devised or otherwise created in whole or in part by the efforts of Shareholder nor shall Shareholder use such Confidential Information for his own account in violation of the noncompetition covenant set forth in Paragraph 2 hereof.

         4. Non-Interference Covenant. Shareholder covenants and agrees that he will not, at any time, during the term of the noncompetition covenant set forth in Paragraph 2 hereof, directly or indirectly, for whatever reason, whether for his own account or for the account of any other person, firm, corporation or other organization: (i) solicit, employ, deal with or otherwise interfere with any of the Controlled Group's contracts or relationships with any employee, officer, director or any independent contractor, whether the person is employed by or associated with the Controlled Group on the date of this Agreement or at any time during the term hereof; or (ii) solicit, accept, deal with or otherwise interfere with any of the Controlled Group's contracts or relationships with any independent contractor, customer, client or supplier. Notwithstanding the foregoing, Shareholder may offer employment to the current employees of the Corporation who are terminated by the Corporation subsequent to the date hereof, provided that the terms of such employment offered by the Shareholder do not violate Paragraph 2 hereof.

         5. Business Materials and Property Disclosure. All written materials, records and documents made by Shareholder or coming into his possession concerning the business or affairs of a member of the Controlled Group shall be the sole property of that member and, upon request by the Corporation or any other member of the Controlled Group, Shareholder shall deliver the same to the Corporation and to the other members of the Controlled Group and shall retain no copies.

         6. Breach by Shareholder. It is expressly understood, acknowledged and agreed by Shareholder that (i) the restrictions contained in this Agreement represent a reasonable and necessary protection of the legitimate interests of the Corporation and the Controlled Group and that his failure to observe and comply with his covenants and agreements in those paragraphs will cause irreparable harm to the Corporation and the Controlled Group; (ii) it is and will continue to be difficult to ascertain the nature, scope and extent of the harm; and (iii) a remedy at law for such failure by Shareholder will be inadequate. Accordingly, it is the intention of the parties that, in addition to any other rights and remedies which the Corporation and the Controlled Group may have in the event of any breach of said paragraphs, the Corporation and the Controlled Group shall be entitled, and is expressly and irrevocably authorized by Shareholder, to demand and obtain specific performance, including without limitation temporary and permanent injunctive relief and all other appropriate equitable relief against Shareholder in order to enforce against

Shareholder, in order to prevent any breach or any threatened breach by Shareholder, of the covenants and agreements contained in those paragraphs.

         7. General Provisions. (a) All notices required by this Agreement shall be in writing and shall be sufficiently given if delivered or mailed by registered or certified mail, return receipt requested, to the parties at their respective addresses set forth below. Any party may specify a different address by written notice to the other, in accordance with this Paragraph. All notices shall be deemed to have been given as of the dates they were delivered or mailed.

                 To the Corporation:

                 Corrections Management Affiliates, Inc.
                 102 Woodmont Boulevard, Suite 800
                 Nashville, Tennessee  37205
                 Attention:  Doctor R. Crants

                 With a copy to:

                 Stokes & Bartholomew, P.A.
                 424 Church Street, Suite 2800
                 Nashville, Tennessee  37219
                 Attention:  Elizabeth E. Moore, Esq.

                 To Shareholder:


                 _______________________________
                 _______________________________
                 _______________________________

                 (b) This Agreement contains the entire transaction between the parties, and there are no other representations, warranties, conditions or agreements relating to the subject matter of this Agreement.

                 (c) This Agreement shall be binding upon and inure to the benefit of the Corporation and Shareholder and their respective successors, assigns, heirs and legal representatives. Insofar as Shareholder is concerned, this Agreement is personal and may not be assigned by Shareholder.

                 (d) This Agreement shall be construed pursuant to and in accordance with the substantive laws of the State of Tennessee.

                 (e) If a term or a provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                       CORRECTIONS MANAGEMENT AFFILIATES, INC.



                                       By:
                                           -------------------------------------


                                       Its:
                                           -------------------------------------


                                       SHAREHOLDER:



                                       -----------------------------------------

                                   Exhibit D

                            NONCOMPETITION AGREEMENT


         THIS NONCOMPETITION AGREEMENT, dated as of August ___, 1995 (the "Agreement"), is by and between Correctional Services Group, Inc., a Missouri corporation (the "Corporation"), and ________________________, a resident of ________________ ("Shareholder").

         1. Recitals. Corrections Corporation of America, a Delaware corporation with its principal place of business in Nashville, Tennessee ("CCA"), has agreed to acquire in a merger (the "Merger") all of the outstanding shares of common stock of the Corporation on the terms and conditions set forth in that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of August ____, 1995, by and among CCA, the Corporation, the shareholders of the Corporation, Corrections Management Affiliates, Inc. ("CMA"), the shareholders of CMA, and two wholly-owned subsidiaries of CCA. Shareholder currently owns _____ shares of the capital stock of the Corporation and holds the office of ____________ of the Corporation. The Corporation has
(i) disclosed to Shareholder information concerning its business affairs and its unique business methods and (ii) assisted Shareholder in establishing goodwill and rapport with certain customers of the Corporation. The use by Shareholder of this information, goodwill and rapport in competing with or aiding others in competing with the Corporation would have a detrimental effect on future profitable operations of the Corporation. In consideration for the consummation by CCA of the Merger, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Shareholder has agreed to restrict his ability to compete with the Corporation as herein provided.

         2. Noncompetition Agreement. Shareholder absolutely and unconditionally covenants and agrees with the Corporation that, from the period commencing on the date of this Agreement and continuing for a period of five
(5) years following the date of this Agreement, Shareholder will not, either directly or indirectly, solely or jointly with any other person or persons, as an employee, consultant or advisor (whether or not engaged in business for profit), or as an individual proprietor, partner, shareholder, director, officer, joint venturer, investor, lender, or in any other capacity, compete with the business of the Corporation or the Controlled Group (as hereinafter defined) in the United States or in any other country in which the Corporation or the Controlled Group does business. For purposes of this Agreement, the term "Controlled Group" shall mean the controlled group of corporations of which the Corporation is a member or may hereafter become a member, which group shall include CCA. The term "compete with the business of the Corporation or Controlled Group" shall mean the provision of correctional services within the prison industry, including, but not limited to, owning, operating or managing prisons or other correctional and detention facilities or providing extradition or prisoner transportation services to federal, state or local governments; provided, however, that notwithstanding the foregoing, the Shareholder shall not be restricted from providing, directly or indirectly, individually or through any business entity, consulting services concerning the ownership , operation, management, or construction of prisons or other correctional and detention facilities to: (i) federal, state or local governments or agencies;
(ii) architects, engineers, or
consulting businesses, whether or not such architects, engineers, or consulting businesses have been or are engaged by any person or entity in the business of owning, operating or managing private prisons or other private detention or correctional facilities; or (3) any entity not engaged in the business of or attempting to engage in the business of owning, operating or managing private prisons or other private detention or correctional facilities or providing extradition or prisoner transportation services.

         3. Covenant Not to Disclose. Shareholder agrees that, by virtue of the relationship of trust and confidence between Shareholder and the Corporation, he possesses and will possess certain data and knowledge of operations of the Corporation and other members of the Controlled Group which are proprietary in nature and confidential. Shareholder covenants and agrees that he will not, at any time, during the term of the noncompetition covenant described in Paragraph 2 hereof, reveal, divulge or make known to any person, any confidential or proprietary record, data, trade secret, pricing policy, bid amount, pricing strategy, personnel policy, method or practice of obtaining or doing business by the Controlled Group, or any other confidential or proprietary information whatever (the "Confidential Information"), whether or not obtained with the knowledge and permission of any member of the Controlled Group and whether or not developed, devised or otherwise created in whole or in part by the efforts of Shareholder nor shall Shareholder use such Confidential Information for his own account in violation of the noncompetition covenant set forth in Paragraph 2 hereof. Notwithstanding the foregoing, however, the following information shall not constitute Confidential Information for purposes of this Paragraph 3:

         (a) information which at the time of disclosure is generally available to the public;

         (b) information which after disclosure becomes generally available to the public by publication or otherwise through no fault of the Shareholder;

         (c) information which Shareholder can show was in Shareholder's possession prior to the date of this Agreement and was not acquired directly or indirectly from the Corporation.

         4. Non-Interference Covenant. Shareholder covenants and agrees that he will not, at any time, during the term of the noncompetition covenant set forth in Paragraph 2 hereof, directly or indirectly, for whatever reason, whether for his own account or for the account of any other person, firm, corporation or other organization: (i) solicit, employ, deal with or otherwise interfere with any of the Controlled Group's contracts or relationships with any employee, officer, director or any independent contractor, whether the person is employed by or associated with the Controlled Group on the date of this Agreement or at any time during the term hereof; or (ii) solicit, accept, deal with or otherwise interfere with any of the Controlled Group's contracts or relationships with any independent contractor, customer, client or supplier.

         5. Business Materials and Property Disclosure. All written materials, records and documents made by Shareholder or coming into his possession concerning the business or affairs of a member of the Controlled Group shall be the sole property of that member and, upon request by the Corporation or any other member of the Controlled Group, Shareholder shall deliver the same to the Corporation and to the other members of the Controlled Group and shall retain no copies.

         6. Breach by Shareholder. It is expressly understood, acknowledged and agreed by Shareholder that (i) the restrictions contained in this Agreement represent a reasonable and necessary protection of the legitimate interests of the Corporation and the Controlled Group and that his failure to observe and comply with his covenants and agreements in those paragraphs will cause irreparable harm to the Corporation and the Controlled Group; (ii) it is and will continue to be difficult to ascertain the nature, scope and extent of the harm; and (iii) a remedy at law for such failure by Shareholder will be inadequate. Accordingly, it is the intention of the parties that, in addition to any other rights and remedies which the Corporation and the Controlled Group may have in the event of any breach of said paragraphs, the Corporation and the Controlled Group shall be entitled, and is expressly and irrevocably authorized by Shareholder, to demand and obtain specific performance, including without limitation temporary and permanent injunctive relief and all other appropriate equitable relief against Shareholder in order to enforce against Shareholder, in order to prevent any breach or any threatened breach by Shareholder, of the covenants and agreements contained in those paragraphs.

         7. General Provisions. (a) All notices required by this Agreement shall be in writing and shall be sufficiently given if delivered or mailed by registered or certified mail, return receipt requested, to the parties at their respective addresses set forth below. Any party may specify a different address by written notice to the other, in accordance with this Paragraph. All notices shall be deemed to have been given as of the dates they were delivered or mailed.

                 To the Corporation:

                 Correctional Services Group, Inc.
                 102 Woodmont Boulevard, Suite 800
                 Nashville, Tennessee  37205
                 Attention:  Doctor R. Crants

                 With a copy to:

                 Stokes & Bartholomew, P.A.
                 424 Church Street, Suite 2800
                 Nashville, Tennessee  37219
                 Attention:  Elizabeth E. Moore, Esq.

                 To Shareholder:


                 _______________________________
                 _______________________________
                 _______________________________

                 With a copy to:

                 Polsinelli, White, Vardeman & Shalton
                 700 West 47th, Suite 1000
                 Kansas City, Missouri  64112
                 Attention:  Michael Conger, Esq.

                 (b) This Agreement contains the entire transaction between the parties, and there are no other representations, warranties, conditions or agreements relating to the subject matter of this Agreement.

                 (c) This Agreement shall be binding upon and inure to the benefit of the Corporation and Shareholder and their respective successors, assigns, heirs and legal representatives. Insofar as Shareholder is concerned, this Agreement is personal and may not be assigned by Shareholder.

                 (d) This Agreement shall be construed pursuant to and in accordance with the substantive laws of the State of Tennessee.

                 (e) If a term or a provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                       CORRECTIONAL SERVICES GROUP, INC.



                                       By:
                                          --------------------------------------


                                       Its:
                                           -------------------------------------


                                       SHAREHOLDER:



                                       -----------------------------------------

                                  EXHIBIT E

                             ASR 135 CERTIFICATE

Corrections Corporation of America
102 Woodmont Boulevard
Nashville, Tennessee  37205

The following representations, made to the best of my knowledge and belief, apply to the merger between Corrections Corporation of America, a Delaware corporation, CMA Acquisition Inc., a wholly-owned subsidiary of Corrections Corporation of America, and Correction Management Affiliates, Inc.:

1. I understand that it is a condition of pooling of interest accounting that affiliates of the combining companies are not allowed to reduce their individual or group stock holdings (in excess of certain thresholds) in the combined companies for a period beginning 30 days prior to the combination of the two companies and ending when financial results covering at least 30 days of postmerger combined operations have been published (the "Restricted Period").

2. Except as described below, I have not reduced my ownership of Correction Management Affiliates, Inc. and Corrections Corporation of America common stock during the Restricted Period by more than 10% of my individual ownership.

         EXCEPTION:_____________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

3. Except as described below, I am not aware of the affiliates of Correction Management Affiliates, Inc. reducing their group ownership of Correction Management Affiliates, Inc. and Corrections Corporation of America common stock during the Restricted Period by more than 1% of the total Corrections Corporation of America shares issued in the merger.

         EXCEPTION:_____________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________



___________________________________________
[Name of CMA Shareholder]

                                  EXHIBIT F

                             ASR 135 CERTIFICATE

Corrections Corporation of America
102 Woodmont Boulevard
Nashville, Tennessee  37205

The following representations, made to the best of my knowledge and belief, apply to the merger between Corrections Corporation of America, a Delaware corporation, CSG Acquisition Inc., a wholly-owned subsidiary of Corrections Corporation of America, and Correctional Services Group, Inc.:

1. I understand that it is a condition of pooling of interest accounting that affiliates of the combining companies are not allowed to reduce their individual or group stock holdings (in excess of certain thresholds) in the combined companies for a period beginning 30 days prior to the combination of the two companies and ending when financial results covering at least 30 days of postmerger combined operations have been published (the "Restricted Period").

2. Except as described below, I have not reduced my ownership of Correctional Services Group, Inc. and Corrections Corporation of America common stock during the Restricted Period by more than 10% of my individual ownership.

         EXCEPTION:_____________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

3. Except as described below, I am not aware of the affiliates of Correctional Services Group, Inc. reducing their group ownership of Correctional Services Group, Inc. and Corrections Corporation of America common stock during the Restricted Period by more than 1% of the total Corrections Corporation of America shares issued in the merger.

         EXCEPTION:_____________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________



___________________________________________
[Name of CSG Shareholder]